                                                                     Exhibit 4.4

APN 162-16-310-003

Tax Mailing Address:

Venetian Casino Resort, LLC
c/o Finance Department
201 East Sands Avenue
Las Vegas, Nevada 89109-2017

Recording Requested By and Recorded
Counterparts Should be Returned to:

Sony Ben-Moshe, Esq.
Latham & Watkins
701 "B" Street, Suite 2100
San Diego, California 92101


     DEED OF TRUST, LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES,
                      SECURITY AGREEMENT AND FIXTURE FILING

                                     MADE BY

                          VENETIAN CASINO RESORT, LLC,
                       A NEVADA LIMITED LIABILITY COMPANY

                                       AND

                             LAS VEGAS SANDS, INC.,
                              A NEVADA CORPORATION

                              JOINTLY AND SEVERALLY
                                   AS TRUSTOR,

                                       TO

                     FIRST AMERICAN TITLE INSURANCE COMPANY,
                            A CALIFORNIA CORPORATION,

                                   AS TRUSTEE,
                               FOR THE BENEFIT OF

                         U.S. BANK NATIONAL ASSOCIATION,
            IN ITS CAPACITY AS THE MORTGAGE NOTES INDENTURE TRUSTEE,
                                 AS BENEFICIARY

********************************************************************************

THIS INSTRUMENT IS TO BE FILED AND INDEXED IN THE REAL ESTATE RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS OF CLARK COUNTY,

                                                                     Exhibit 4.4

NEVADA UNDER THE NAMES OF VENETIAN CASINO RESORT, LLC AND LAS VEGAS SANDS, INC. AS "DEBTOR" AND U.S. BANK NATIONAL ASSOCIATION AS "SECURED PARTY."

                                                                     Exhibit 4.4

                                TABLE OF CONTENTS

ARTICLE 1 COVENANTS OF TRUSTOR.....................................................................16
  1.1    Performance of Financing Agreements.......................................................16
  1.2    General Representations, Covenants and Warranties.........................................16
  1.3    Leasehold Estates.........................................................................17
  1.4    Payment of Subject Leases Expenses........................................................17
  1.5    Trustor's Covenants with Respect to Subject Leases........................................18
  1.6    Compliance with Legal Requirements........................................................21
  1.7    Impositions...............................................................................21
  1.8    Insurance.................................................................................22
  1.9    Condemnation..............................................................................22
  1.10   Care of Trust Estate......................................................................23
  1.11   Leases....................................................................................23
  1.12   Further Encumbrance.......................................................................24
  1.13   Further Assurances........................................................................25
  1.14   Security Agreement and Financing Statements...............................................26
  1.15   Assignment of Leases and Rents............................................................29
  1.16   Rejection of Subject Leases...............................................................29
  1.17   Expenses..................................................................................29
  1.18   Beneficiary's Cure of Trustor's Default...................................................30
  1.19   Use of Land and Leased Premises...........................................................31
  1.20   Compliance with Permitted Lien Agreements.................................................31
  1.21   Defense of Actions........................................................................31
  1.22   Affiliates and Subsidiaries...............................................................31
  1.23   Merger....................................................................................31

ARTICLE 2 CORPORATE LOAN PROVISIONS................................................................32
  2.1    Interaction with Mortgage Notes Indenture.................................................32
  2.2    Other Collateral..........................................................................32
  2.3    Subordination to Bank Fee Deed of Trust...................................................32

ARTICLE 3 DEFAULTS.................................................................................33
  3.1    Event of Default..........................................................................33

ARTICLE 4 REMEDIES.................................................................................33
  4.1    Acceleration of Maturity..................................................................33
  4.2    Protective Advances.......................................................................33
  4.3    Institution of Equity Proceedings.........................................................33
  4.4    Beneficiary's Power of Enforcement........................................................33
  4.5    Beneficiary's Right to Enter and Take Possession, Operate and Apply Income................35
  4.6    Leases....................................................................................36
  4.7    Purchase by Beneficiary...................................................................36
  4.8    Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws....................37
  4.9    Receiver..................................................................................37

                                                                     Exhibit 4.4

  4.10   Suits to Protect the Trust Estate.........................................................37
  4.11   Proofs of Claim...........................................................................38
  4.12   Trustor to Pay the Notes on Any Default in Payment; Application of Monies by Beneficiary..38
  4.13   Delay or Omission; No Waiver..............................................................38
  4.14   No Waiver of One Default to Affect Another................................................38
  4.15   Discontinuance of Proceedings; Position of Parties Restored...............................39
  4.16   Remedies Cumulative.......................................................................39
  4.17   Interest After Event of Default...........................................................40
  4.18   Foreclosure; Expenses of Litigation.......................................................40
  4.19   Deficiency Judgments......................................................................40
  4.20   Waiver of Jury Trial......................................................................41
  4.21   Exculpation of Beneficiary................................................................41

ARTICLE 5 RIGHTS AND RESPONSIBILITIES OF TRUSTEE; OTHER PROVISIONS RELATING TO TRUSTEE.............41
  5.1    Exercise of Remedies by Trustee...........................................................41
  5.2    Rights and Privileges of Trustee..........................................................42
  5.3    Resignation or Replacement of Trustee.....................................................42
  5.4    Authority of Beneficiary..................................................................42
  5.5    Effect of Appointment of Successor Trustee................................................42
  5.6    Confirmation of Transfer and Succession...................................................43
  5.7    Exculpation...............................................................................43
  5.8    Endorsement and Execution of Documents....................................................43
  5.9    Multiple Trustees.........................................................................43
  5.10   Terms of Trustee's Acceptance.............................................................43

ARTICLE 6 MISCELLANEOUS PROVISIONS.................................................................44
  6.1    Heirs, Successors and Assigns Included in Parties.........................................44
  6.2    Addresses for Notices, Etc................................................................44
  6.3    Change of Notice Address..................................................................45
  6.4    Headings..................................................................................45
  6.5    Invalid Provisions to Affect No Others....................................................45
  6.6    Changes and Priority Over Intervening Liens...............................................45
  6.7    Estoppel Certificates.....................................................................45
  6.8    Waiver of Setoff and Counterclaim.........................................................46
  6.9    Governing Law.............................................................................46
  6.10   Required Notices..........................................................................46
  6.11   Reconveyance..............................................................................47
  6.12   Attorneys' Fees...........................................................................47
  6.13   Late Charges..............................................................................47
  6.14   Cost of Accounting........................................................................47
  6.15   Right of Entry............................................................................47
  6.16   Corrections...............................................................................47
  6.17   Statute of Limitations....................................................................48
  6.18   Subrogation...............................................................................48
  6.19   Joint and Several Liability...............................................................48
  6.20   Homestead.................................................................................48
  6.21   Context...................................................................................48

                                                                     Exhibit 4.4

  6.22   Time......................................................................................48
  6.23   Interpretation............................................................................48
  6.24   Effect of NRS Section 107.030.............................................................49
  6.25   Amendments................................................................................49
  6.26   No Conflicts..............................................................................49

ARTICLE 7 POWER OF ATTORNEY........................................................................49
  7.1    Grant of Power............................................................................49

                                    SCHEDULES

SCHEDULE A       DESCRIPTION OF LAND
SCHEDULE B       DESCRIPTION OF CASINO LEASED PREMISES
SCHEDULE C       DESCRIPTION OF PHASE I-A LEASED PREMISES
SCHEDULE D       CONTEMPLATED CONDEMNATION
SCHEDULE E       FORM OF DATE-DOWN ENDORSEMENT FOR PHASE I-A AIRSPACE

                                                                     Exhibit 4.4

         DEED OF TRUST, LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS AND
                  LEASES, SECURITY AGREEMENT AND FIXTURE FILING

          THIS DEED OF TRUST, LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (hereinafter called "DEED OF TRUST") is made and effective as of June 4, 2002, by VENETIAN CASINO RESORT, LLC, a Nevada limited liability company ("VCR"), and LAS VEGAS SANDS, INC., a Nevada corporation ("LVSI," and jointly and severally with VCR together with all successors and assigns of the Trust Estate (as hereinafter defined), "TRUSTOR"), whose address is 3355 Las Vegas Blvd. South, Room 1C, Las Vegas, Nevada 89109,
Attention: General Counsel, to FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation, whose address is 180 Cassia Way, Suite 502, Henderson, Nevada 89014, Attention: Julie Skinner, as Trustee ("TRUSTEE"), for the benefit of U.S. BANK NATIONAL ASSOCIATION ("BENEFICIARY"), in its capacity as the Mortgage Notes Indenture Trustee under that certain Indenture, dated as of even date herewith, among Trustor, Beneficiary and the other parties signatory thereto (as the same may be amended, supplemented, amended and restated, increased or otherwise modified from time to time, the "MORTGAGE NOTES INDENTURE") and pertaining to the 11.00% Mortgage Notes due 2010 issued by Trustor in the aggregate principal amount of $850,000,000.

          DEFINITIONS - As used in this Deed of Trust, the following terms have the meanings hereinafter set forth:

          "ACCOUNTS RECEIVABLE" shall have the meaning set forth in Section 9-102 (NRS 104.9102) of the UCC for the term "account."

          "ADDITIONAL BILLBOARD SPACE" has the meaning given to such term in the Cooperation Agreement.

          "APPURTENANT RIGHTS" means all and singular tenements, hereditaments, rights, reversions, remainders, development rights, privileges, benefits, Easements, rights-of-way, gores or strips of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and all appurtenances whatsoever and claims or demands of Trustor at law or in equity in any way belonging, benefiting, relating or appertaining to the Land or the Leased Premises, the airspace over the Site, the Project and the Improvements or any of the Trust Estate encumbered by this Deed of Trust, or which hereinafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Trustor, whether or not the same are of record.

          "BANK CREDIT AGREEMENT" means that certain Credit Agreement dated as of even date herewith by and among LVSI, VCR, The Bank of Nova Scotia, a Canadian chartered bank ("SCOTIABANK"), as administrative agent, joint lead arranger and joint bookrunner, Goldman Sachs Credit Partners L.P., as syndication agent, joint lead arranger and joint bookrunner, and the lenders party thereto, together with all related agreements, instruments and documents executed or delivered pursuant thereto at any time (including, without limitation, all notes, mortgages, guarantees, security agreements and all other collateral and security documents), in each case as such agreements, instruments and documents may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including, without

                                                                     Exhibit 4.4

limitation, any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the aggregate principal amount that may be borrowed thereunder but only to the extent permitted by the terms of the Mortgage Notes Indenture) all or any portion of the Indebtedness and other obligations under such agreement or agreements or any successor or replacement agreement or agreements, and whether by the same or any other agent, lender or group of lenders.

          "BANKRUPTCY" means, with respect to any Person, that: (i) a court having jurisdiction in the Trust Estate shall have entered a decree or order for relief in respect of such Person in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order has not been stayed; or any other similar relief shall have been granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against such Person, under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the Trust Estate for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Person, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of such Person, for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of such Person, and any such event described in this clause (ii) shall continue for 60 days without being dismissed, bonded or discharged; or (iii) such Person shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or such Person shall make any assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due and payable and a period of 30 days shall have elapsed; or (iv) such Person shall, or the Board of Directors of such Person (or any committee thereof) or the managing member of such Person shall, adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (iii) above.

          "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute thereto.

          "BILLBOARD MASTER LEASE" means the Lease Agreement, dated as of November 14, 1997 between VCR and the predecessors-in-interest to Grand Canal Shops II, LLC, a Delaware limited liability company ("NEW MALL SUBSIDIARY") pursuant to which the New Mall Subsidiary is leasing the Additional Billboard Space from VCR.

          "BUSINESS DAY" means any day that is not a Saturday, a Sunday or a day on which banking institutions in the State of Nevada or the City of New York are not required to be open.

          "CANYON RANCH MASTER LEASE" means the Master Lease, dated as of June 1, 1998, between VCR and New Mall Subsidiary's predecessors-in-interest relating to certain space that is

                                                                     Exhibit 4.4

subleased by CR Las Vegas, LLC pursuant to the Canyon Ranch Operating Lease (as defined in the Cooperation Agreement).

          "CASINO LEASE" means the Casino Lease between VCR, as lessor, and LVSI, as lessee, dated as of November 14, 1997, for the Casino Leased Premises.

          "CASINO LEASED PREMISES" means the casino and gaming areas of the Phase I Hotel and Casino Project situated in the County of Clark, State of Nevada described in the Casino Lease and more specifically described in SCHEDULE B attached hereto and incorporated herein.

          "CASINO RESORT" means the Venetian Casino Resort, a Venetian-themed hotel, casino, retail, meeting and entertainment complex, with related heating, ventilation and air conditioning and power station facilities located at 3355 Las Vegas Boulevard South, Clark County, Nevada, excluding the mall component thereof.

          "DEED OF TRUST" means this Deed of Trust, Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing as it may be amended, supplemented, amended and restated, increased or otherwise modified from time to time.

          "EASEMENT" means any easement appurtenant, easement in gross, license agreement or other right running for the benefit of Trustor, the Site, the Project, the Phase II Resort (to the extent benefiting the Phase I-A Lease and Premises) or the HVAC Component, or appurtenant thereto which benefits the Site, the Project or the Improvements, including those easements and licenses which benefit any of the foregoing and are described in the Cooperation Agreement or each title insurance policy issued by the Title Insurer with regard to the Site.

          "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, permits, or any other requirements of governmental authorities relating to (a) environmental matters, including those relating to any Hazardous Materials Activity, (b) the generation, use, storage, transportation or disposal of Hazardous Materials, or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Borrowers or any of their Subsidiaries or any of their facilities, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C.
Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.
Section 136 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.), the Oil Pollution Act (33 U.S.C. Section 2701 ET SEQ.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 ET SEQ.), the Nevada Hazardous Materials law (NRS Chapter 459), the Nevada Solid Waste/Disposal of Garbage or Sewage law (NRS 444.440 to 444.650, inclusive), the Nevada Water Controls/Pollution law (NRS Chapter 445A), the Nevada Air Pollution law (NRS Chapter 445B), the Nevada Cleanup of Discharged Petroleum law (NRS
590.700 to 590.920, inclusive), the Nevada Control of Asbestos law (NRS 618.750 to 618.850), the Nevada Appropriation of Public Waters law (NRS 533.324 to 533.4385, inclusive), the Nevada Artificial Water Body Development Permit law (NRS 502.390), the Nevada Protection of Endangered Species, Endangered Wildlife

                                                                     Exhibit 4.4

Permit (NRS 503.585) and Endangered Flora Permit law (NRS 527.270), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

          "EVENT OF DEFAULT" has the meaning set forth in SECTION 3.1 hereof.

          "FF&E" means all furniture, fixtures, equipment, appurtenances and personal property now or in the future contained in, used in connection with, attached to, or otherwise useful or convenient to the use, operation, or occupancy of, or placed on, but unattached to, any part of the Site, the Project or the Improvements whether or not the same constitutes real property or fixtures in the State of Nevada, including all removable window and floor coverings, all furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerating, cleaning equipment, all elevators, escalators and elevator and escalator plants, cooking facilities, vacuum cleaning systems, public address and communications systems, switchboards, security and surveillance equipment and devices, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, appliances, equipment, fittings, fixtures, and building materials, all exercise equipment, all gaming and financial equipment, computer equipment, calculators, adding machines, gaming tables, video game and slot machines, and any other electronic equipment of every nature used or located on any part of the Site, the Project or the Improvements, together with all venetian blinds, shades, draperies, drapery and curtain rods, brackets, bulbs, cleaning apparatus, mirrors, lamps, ornaments, cooking apparatus and equipment, china, flatware, dishes, utensils, glassware, ranges and ovens, garbage disposals, dishwashers, mantels, and any and all such property which is at any time installed in, affixed to or placed upon the Site, the Project or the Improvements.

          "FF&E FACILITY" means any credit facility, vendor financing, mortgage financing, purchase money obligation, capital lease or similar arrangement incurred to finance or refinance construction, purchase or lease of furniture, fixtures (including Specified FF&E) or other real or personal property acquired after the Issuance Date pursuant to subsections 7.1(vii), (x), (xiv) or (xviii) of the Bank Credit Agreement and subsections 4.09(g), (j) and (p) of the Mortgage Notes Indenture.

          "GOVERNMENTAL AUTHORITY" means any agency, authority, board, bureau, commission, department, office, public entity or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, including, without limitation, any Gaming Authority.

          "HAZARDOUS MATERIALS" means: (a) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," acutely hazardous waste," "radioactive waste," "biohazardous waste," "pollutant," "toxic pollutant," "contaminant," "restricted hazardous waste," "infectious waste," "toxic substances," or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or

                                                                     Exhibit 4.4

words of similar import under any applicable Environmental Laws); (b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives; (e) any radioactive materials; (f) any asbestos-containing materials; (g) urea formaldehyde foam insulation; (h) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (i) pesticides; and (j) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Trustor or to the indoor or outdoor environment.

          "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

          "HVAC COMPONENT" means, collectively (a) the Central Plant and (b) the "Other Facilities," as defined in the HVAC Services Agreement.

          "HVAC GROUND LEASE" means the Ground Lease made effective as of November 14, 1997, between VCR and the HVAC Provider.

          "HVAC PROVIDER" means Sempra Energy Solutions, a California corporation (successor to Atlantic-Pacific, Las Vegas LLC, a Delaware limited liability company) or its permitted successors under the HVAC Services Agreement.

          "IMPOSITION" means any taxes, assessments, water rates, sewer rates, maintenance charges, other impositions by any Governmental Authority and other charges now or hereafter levied or assessed or imposed against the Trust Estate or any part thereof, and any amount payable with respect thereto under the Cooperation Agreement.

          "IMPROVEMENTS" means (1) all the buildings, structures, facilities and improvements of every nature whatsoever now or hereafter situated on the Site or the Project and (2) all fixtures, machinery, appliances, goods, building or other materials, equipment, including, without limitation, all gaming equipment and devices, and all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage; all wall-beds, wall-safes, built-in furniture and installations, shelving, lockers, partitions, doorstops, vaults, motors, elevators, dumb-waiters, awnings, window shades, venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarm, surveillance and security systems, computers, drapes, drapery rods and brackets, mirrors, mantels, screens, linoleum, carpets and carpeting, plumbing, bathtubs, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, ice-boxes and heating units; all kitchen

                                                                     Exhibit 4.4

and restaurant equipment, including, but not limited to, silverware, dishes, menus, cooking utensils, stoves, refrigerators, ovens, ranges, dishwashers, disposals, water heaters, incinerators, furniture, fixtures and furnishings, communication systems and equipment; all cocktail lounge supplies, including, but not limited to, bars, glassware, bottles and tables used in connection with the Site, the Project or the Improvements; all chaise lounges, hot tubs, swimming pool heaters and equipment and all other recreational equipment (computerized and otherwise), beauty and barber equipment, and maintenance supplies used in connection with the Site, the Project or the Improvements; all amusement rides and attractions attached to the Site, the Project or the Improvements, all specifically designed installations and furnishings, and all furniture, furnishings and personal property of every nature whatsoever now or hereafter owned or leased by Trustor or in which Trustor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Site, the Project or the Improvements or any personal property encumbered hereby or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing, and all of the right, title and interest of Trustor in and to any such property, which, to the fullest extent permitted by Legal Requirements, shall be conclusively deemed fixtures and improvements and a part of the Trust Estate hereby encumbered.

          "INCOME" means all Rents, security or similar deposits, revenues, issues, royalties, earnings, products or Proceeds, profits, income, including, without limitation, all rights to payment for hotel room occupancy by hotel guests, which includes any payment or monies received or to be received in whole or in part, whether actual or deemed to be, for the sale of services or products in connection with such occupancy, advance registration fees by hotel guests, tour or junket proceeds and deposits, deposits for convention and/or party reservations, and other benefits from the Trust Estate.

          "INSOLVENT" means with respect to any Person, that such Person shall be deemed to be insolvent if such Person shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due and payable and a period of thirty (30) days shall have elapsed.

          "INTANGIBLE COLLATERAL" means: (a) the rights to use all names and all derivations thereof now or hereafter used by Trustor in connection with the Site, the Project or the Improvements, including, without limitation, the names "Venetian" and "Sands," including any variations thereon, together with the goodwill associated therewith, and all names, logos, and designs used by Trustor, or in connection with the Site, the Project or the Improvements or in which Trustor has rights, with the exclusive right to use such names, logos and designs wherever they are now or hereafter used in connection with the Site, the Project or the Improvements (or in connection with the marketing thereof together with the "SECC Land" (as defined in the Cooperation Agreement) in accordance with the terms of the Cooperation Agreement), and any and all other trade names, trademarks or service marks, whether or not registered, now or hereafter used in the operation of the Site, the Project or the Improvements, including, without limitation, any interest as a lessee, licensee or franchisee, and, in each case, together with the goodwill associated therewith; (b) subject to the absolute assignment contained herein, the Rents; (c) any and all books, records, customer lists, concession agreements, supply or service contracts, licenses, permits, approvals by Governmental Authorities (to the extent Legal Requirements permit or do

                                                                     Exhibit 4.4

not expressly prohibit the pledge of such contracts, licenses, permits or approvals), signs, goodwill, casino and hotel credit and charge records, supplier lists, checking accounts, safe deposit boxes (excluding the contents of such deposit boxes owned by Persons other than Trustor), cash, instruments, chattel papers, including inter-company notes and pledges, documents, unearned premiums, deposits, refunds, including, but not limited to, income tax refunds, prepaid expenses, rebates, tax and insurance escrow and impound accounts, if any, actions and rights in action, and all other claims, including, without limitation, condemnation awards and insurance proceeds, and all other contract rights and general intangibles resulting from or used in connection with the operation and occupancy of the Trust Estate and the Project and in which Trustor now or hereafter has rights; and (d) general intangibles, vacation license resort agreements or other time share license or right to use agreements, including, without limitation, all rents, issues, profits, income and maintenance fees resulting therefrom, whether any of the foregoing is now owned or hereafter acquired.

          "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement, dated as of even date herewith, by and among Scotiabank, as the administrative agent acting on behalf of itself and the lenders party to the Bank Credit Agreement, Beneficiary, and Scotiabank, as intercreditor agent thereunder and under the Related Collateral Agreements (as such term is defined in the Intercreditor Agreement).

          "LAND" means the real property situated in the County of Clark, State of Nevada, more specifically described in SCHEDULE A attached hereto and incorporated herein by reference, including any after acquired title thereto.

          "LEASED PREMISES" means, as the context may require, the Casino Leased Premises and/or the Phase I-A Leased Premises.

          "LEGAL REQUIREMENTS" means all applicable restrictive covenants, applicable zoning and subdivision ordinances and building codes, all applicable health and Environmental Laws and regulations, all applicable gaming laws and regulations, and all other applicable laws, ordinances, rules, regulations, judicial decisions, administrative orders, and other requirements of any Governmental Authority having jurisdiction over Trustor, the Trust Estate and/or any Affiliate of Trustor, in effect either at the time of execution of this Deed of Trust or at any time during the term hereof, including, without limitation, all Nevada Gaming Laws.

          "LUTECE MASTER LEASE" means the Master Lease for Additional Lutece Space, dated as of May 20, 1999, between VCR and the New Mall Subsidiary or its predecessor-in-interest relating to certain space that is subleased by Las Vegas Lutece Corp.

          "NRS" means the Nevada Revised Statutes as in effect from time to time.

          "NEVADA GAMING LAWS" shall mean the Nevada Gaming Control Act, as modified in Chapter 463 of the Nevada Revised Statutes, as amended from time to time, and the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time.

                                                                     Exhibit 4.4

          "NOTES" means, collectively, those certain 11.00% Mortgage Note(s) due 2010 issued pursuant to the Mortgage Notes Indenture, as the same may be amended or replaced from time to time in accordance with its terms.

          "OBLIGATIONS" means the payment and performance of each covenant and agreement of Trustor contained in the Notes, the Mortgage Notes Indenture, this Deed of Trust and the other Mortgage Notes Indenture Security Documents.

          "PERSON" means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "PERSONAL PROPERTY" has the meaning set forth in SECTION 1.14 hereof.

          "PHASE I-A AIRSPACE" means the airspace leased from Lido Casino Resort, LLC, a Nevada limited liability company ("LIDO CASINO RESORT") by VCR pursuant to the Phase I-A Lease.

          "PHASE I-A LEASE" means that certain Phase I-A Lease between Lido Casino Resort, as lessor, and VCR, as lessee, dated as of even date herewith, for the Phase I-A Leased Premises.

          "PHASE I-A LEASED PREMISES" means the real property situated in the County of Clark, State of Nevada described in the Phase I-A Lease and more specifically described in SCHEDULE C attached hereto and incorporated herein by reference.

          "PHASE I-A PROJECT" means the construction of an expansion of the Casino Resort consisting of an approximately 1,000 room hotel tower on top of the Casino Resort's existing parking garage, an approximately 1,000 parking space expansion to the existing parking garage and approximately 150,000 square feet of additional meeting and conference space.

          "PHASE I-A PROJECT PLANS AND SPECIFICATIONS" means all plans, specifications, design documents, schematic drawings and related items for the design, architecture and construction of the Phase I-A Project which have been approved (if and when required) by the applicable Governmental Authority as the same may be (a) finalized in a manner that reflects a natural evolution of their status on the Issuance Date and in a manner consistent with the standards set forth on EXHIBIT I to the Bank Credit Agreement and (b) amended in accordance with Legal Requirements and with the reasonable consent of Tishman Construction Corporation of Nevada, or any other person designated from time to time by Scotiabank, acting in its capacity as the Administrative Agent under the Bank Credit Agreement, to serve as the Construction Consultant, PROVIDED that no consent shall be required for any amendment consistent with the standards set forth on EXHIBIT I to the Bank Credit Agreement.

          "PHASE I HOTEL AND CASINO PROJECT" means the Venetian Casino Resort consisting of 3,036 suit hotel and a gaming facility of approximately 116,000 square feet with related heating, ventilation and air conditioning and power station facilities located at 3355 Las Vegas Boulevard South, Clark County, Nevada, but excluding the mall component thereof.

                                                                     Exhibit 4.4

          "PROCEEDS" has the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to: (i) any and all proceeds of any insurance (including, without limitation, property casualty and title insurance), indemnity, warranty or guaranty payable from time to time with respect to all or any portion of the Trust Estate; (ii) any and all proceeds in the form of accounts, security deposits, tax escrows (if any), down payments (to the extent Legal Requirements permit the same to be pledged), collections, contract rights, documents, instruments, chattel paper, Liens and security instruments, guarantees or general intangibles relating in whole or in part to the Site, the Project or the Improvements and all rights and remedies of whatever kind or nature Trustor or any Restricted Subsidiaries may hold or acquire for the purpose of securing or enforcing any obligation due Trustor or any Restricted Subsidiaries thereunder; (iii) any and all payments in any form whatsoever made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Trust Estate by any Governmental Authority; (iv) subject to the absolute assignment contained herein, the Rents or other benefits arising out of, in connection with or pursuant to the Casino Lease or any Space Lease of the Trust Estate; and (v) any and all other amounts from time to time paid or payable in connection with any of the Trust Estate; PROVIDED, HOWEVER, that neither the Trustor nor any Restricted Subsidiaries are authorized to sell, transfer, convey, mortgage, pledge, grant rights in or otherwise dispose of any of the Trust Estate unless such disposition is permitted under the Mortgage Notes Indenture.

          "PROJECT" means the Phase I Hotel and Casino Project and the Phase I-A Project.

          "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

          "RENTS" means all rents, room revenues, Income, receipts, issues, profits, revenues and maintenance fees, room, food and beverage revenues, license and concession fees, Proceeds and other benefits to which Trustor may now or hereafter be entitled from the Site, the Project or the Improvements therein or thereon, as applicable, or any property encumbered hereby or any business or other activity conducted by Trustor or any Restricted Subsidiaries at the Site, the Project or the Improvements.

          "SITE" means the Land, the Phase I-A Airspace, the Easements and, if the context so requires, the Casino Leased Premises.

          "SPACE LEASES" means any and all leases (excluding the Subject Leases), subleases, lettings, licenses, concessions, operating agreements, management agreements, and all other agreements affecting all or any portion of the Trust Estate that Trustor or any Restricted Subsidiaries has entered into, taken by assignment, taken subject to, or assumed, or has otherwise become bound by, now or in the future, that give any Person the right to conduct its business on, or otherwise use, operate or occupy, all or any portion of the Site, the Project or the Improvements, including, without limitation, the right to use or occupy space for kiosk(s) or vendor cart(s), and all rights (if any) of Trustor or any Restricted Subsidiaries thereto or therefrom, and any leases,

                                                                     Exhibit 4.4

agreements or arrangements permitting anyone to enter upon or use all or any portion of the Trust Estate to extract or remove natural resources of any kind, together with all amendments, extensions, and renewals of the foregoing entered into in compliance with the Mortgage Notes Indenture, together with all rental, occupancy, service, maintenance or any other similar agreements pertaining to use or occupation of, or the rendering of services at the Site, the Project, or the Improvements or (in each case) any part thereof.

          "SPACE LESSEE(S)" means any and all tenants, licensees, or other grantees of the Space Leases and any and all guarantors, sureties, endorsers or others having primary or secondary liability with respect to such Space Leases.

          "SUBJECT LEASES" means the Casino Lease and the Phase I-A Lease.

          "TANGIBLE COLLATERAL" means all personal property, goods, equipment, supplies, building and other materials of every nature whatsoever and all other tangible personal property constituting a part or portion of the Project and/or used in the operation of the hotel, casino, restaurants, stores, parking facilities, observation tower and all other Improvements on the Site or the Project, including, but not limited to, communication systems, visual and electronic surveillance systems and transportation systems and not constituting a part of the real property subject to the Lien of this Deed of Trust and including all property and materials stored therein in which Trustor or any Restricted Subsidiaries has an interest and all tools, utensils, food and beverages, liquor, uniforms, linens, housekeeping and maintenance supplies, vehicles, fuel, advertising and promotional material, blueprints, surveys, plans and other documents relating to the Site, the Project or the Improvements, and all construction materials and all furnishings, fixtures and equipment, including, but not limited to, all FF&E and all equipment and devices which are or are to be installed and used in connection with the operation of the Site, the Project or the Improvements, those items of furniture, fixtures and equipment which are to be purchased or leased by Trustor or any Restricted Subsidiaries, machinery and any other items of personal property in which Trustor or any Restricted Subsidiaries now or hereafter own or acquire an interest or right, and which are used or useful in the construction, operation, use and occupancy of the Site, the Project or the Improvements and all present and future right and interest of Trustor or any Restricted Subsidiaries in and to any casino operator's agreement (to the extent the same may be pledged under Nevada Gaming Laws), license agreement or sublease agreement used in connection with the Site, the Project or the Improvements.

          "TITLE INSURER" means First American Title Insurance Company, a California corporation.

          "TRUST ESTATE" means all of the property described in Granting Clauses
(A) through (P) below, inclusive, and each item of property therein described; PROVIDED, HOWEVER, that such term shall not include the property described in Granting Clause (Q) below.

          "UCC" means the Uniform Commercial Code in effect in the State of Nevada from time to time, NRS chapters 104 and 104A.

          The following terms shall have the meaning assigned to such terms in the Mortgage Notes Indenture:

                                                                     Exhibit 4.4

          AFFILIATE
          ASSET SALE
          BANKRUPTCY LAW
          BUSINESS DAY
          COOPERATION AGREEMENT
          GAMING AUTHORITY
          GAMING LICENSE
          HVAC SERVICES AGREEMENT
          ISSUANCE DATE
          LEASE TRANSACTION
          LIEN
          NET LOSS PROCEEDS
          NOTE GUARANTOR
          PERMITTED LIENS
          PERSON
          PHASE II RESORT
          RESTRICTED SUBSIDIARY
          SPECIFIED FF&E
          SUBSIDIARY

          The following terms shall have the meaning assigned to such terms in the Intercreditor Agreement:

          BANK DEED OF TRUST
          FINANCING AGREEMENTS
          INDEBTEDNESS
          MORTGAGE NOTE HOLDER(S)
          MORTGAGE NOTES INDENTURE SECURITY DOCUMENTS
          SECURITY AGREEMENT
          SECURITY DOCUMENTS

          In addition, any capitalized terms used in this Deed of Trust which are not otherwise defined herein shall have the meaning ascribed to such terms in the Mortgage Notes Indenture.

                               W I T N E S E T H:

          IN CONSIDERATION OF TEN DOLLARS AND OTHER GOOD AND VALUABLE CONSIDERATION; THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, AND FOR THE PURPOSE OF SECURING in favor of Beneficiary (1) the due and punctual payment of the indebtedness evidenced by the Notes, (2) the performance of the Obligations and of each covenant and agreement of Trustor and the Restricted Subsidiaries contained in the Mortgage Notes Indenture, herein and in the other Mortgage Notes Indenture Security Documents, (3) the payment of such additional loans or advances as hereafter may be made to either Trustor (individually or jointly and severally with any other Person), its successors or assigns, or any Restricted Subsidiaries when evidenced by a promissory note or notes

                                                                     Exhibit 4.4

reciting that they are secured by this Deed of Trust; PROVIDED, HOWEVER, that any and all future advances by Beneficiary or the Mortgage Note Holders to either Trustor or any Restricted Subsidiaries made for the improvement, protection or preservation of the Trust Estate, together with interest at the rate applicable to overdue principal set forth in Section 4.01 of the Mortgage Notes Indenture, shall be automatically secured hereby unless such a note or instrument evidencing such advances specifically recites that it is not intended to be secured hereby and (4) the payment of all sums expended or advanced by Beneficiary under or pursuant to the terms hereof or to protect the security hereof (including Protective Advances as such term is defined in SECTION 4.2 hereof), together with interest thereon as herein provided, Trustor, in consideration of the premises, and for the purposes aforesaid, does hereby ASSIGN, BARGAIN, CONVEY, PLEDGE, RELEASE, HYPOTHECATE, WARRANT, AND TRANSFER WITH POWER OF SALE UNTO TRUSTEE IN TRUST FOR THE BENEFIT OF BENEFICIARY, AND THE MORTGAGE NOTE HOLDER(S) each of the following:

          (A) Trustor's interest in the Site and the leasehold estates created pursuant to the Casino Lease (to the extent permitting by, or not prohibited by, Nevada Gaming Laws and other Legal Requirements) and the Phase I-A Lease;

          (B) TOGETHER WITH all the estate, right, title and interest of Trustor of, in and to the Project and the Improvements;

          (C) TOGETHER WITH all the estate, right, title and interest of Trustor of, in and to all Appurtenant Rights;

          (D) TOGETHER WITH all the estate, right, title and interests of Trustor of, in and to the Tangible Collateral to the extent permitted by, or not prohibited by, Nevada Gaming Laws and other applicable Legal Requirements;

          (E) TOGETHER WITH all the estate, right, title and interests of Trustor of, in and to the Intangible Collateral to the extent permitted by, or not prohibited by, Nevada Gaming Laws and other applicable law;

          (F) TOGETHER WITH (i) all the estate, right, title and interest of Trustor of, in and to all judgments and decrees, insurance proceeds, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of any of the property described in Granting Clauses
(A), (B), (C), (D), (E), (J), (K) and (L) hereof or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the property described in Granting Clauses (A), (B), (C), (D),
(E), (J), (K) and (L) hereof or any part thereof, or to any Appurtenant Rights thereto, and Beneficiary is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor, and (subject to the terms of the Mortgage Notes Indenture) to apply the same to the extent constituting Net Loss Proceeds toward the payment of the Obligations and other sums secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable, (ii) all proceeds of any sales or other dispositions of the property or rights described in Granting Clauses (A), (B),
(C), (D), (E), (J), (K) and (L) hereof or any part thereof whether voluntary or involuntary, PROVIDED, HOWEVER, that the foregoing shall not be deemed to permit any Asset Sale except as specifically permitted in the Mortgage Notes Indenture and (iii) whether arising from any

                                                                     Exhibit 4.4

voluntary or involuntary disposition of the property described in Granting Clauses (A), (B), (C), (D), (E), (J), (K) and (L), all Proceeds, products, replacements, additions, substitutions, renewals and accessions, remainders, reversions and after-acquired interest in, of and to such property;

          (G) TOGETHER WITH the absolute assignment of any Space Leases or any part thereof that Trustor has entered into, taken by assignment, taken subject to, or assumed, or has otherwise become bound by, now or in the future, together with all of the following (including all "Cash Collateral" within the meaning of the Bankruptcy Law) arising from the Space Leases: (a) Rents and Income (subject, however, to the aforesaid absolute assignment to Trustee for the benefit of Beneficiary and the revocable license hereinbelow granted to Trustor to collect the Rents), (b) all guarantees, letters of credit, security deposits, collateral, cash deposits, and other credit enhancement documents, arrangements and other measures with respect to the Space Leases and (c) all of Trustor's right, title, and interest under the Space Leases, including the following: (i) the right to receive and collect the Rents from the lessee, sublessee or licensee, or their successor(s), under any Space Lease(s) and (ii) the right to enforce against any tenants thereunder and otherwise any and all remedies under the Space Leases, including Trustor's right to evict from possession any tenant thereunder or to retain, apply, use, draw upon, pursue, enforce or realize upon any guaranty of any Space Lease; to terminate, modify or amend the Space Leases; to obtain possession of, use, or occupy, any of the real or personal property subject to the Space Leases; and to enforce or exercise, whether at law or in equity or by any other means, all provisions of the Space Leases and all obligations of the tenants thereunder based upon (A) any breach by such tenant under the applicable Space Lease (including any claim that Trustor may have by reason of a termination, rejection or disaffirmance of such Space Lease pursuant to any Bankruptcy Law) and (B) the use and occupancy of the premises demised, whether or not pursuant to the applicable Space Lease (including any claim for use and occupancy arising under landlord-tenant law of the State of Nevada or any Bankruptcy Law). A revocable license is hereby granted to Trustor, so long as no Event of Default has occurred and is continuing hereunder, to collect and use the Rents, as they become due and payable, but not more than one (1) month in advance thereof. Upon the occurrence of an Event of Default, the permission hereby granted to Trustor to collect the Rents shall automatically be revoked without notice until such time as such Event of Default is cured; PROVIDED, HOWEVER, to the extent the holders of a majority in aggregate principal amount of the then outstanding Notes rescind and annul an acceleration of the Obligations in accordance with and as permitted by
Section 6.02 of the Mortgage Notes Indenture. such revocable license shall be reinstated. Beneficiary shall have the right, at any time and from time to time, to notify any Space Lessee of the rights of Beneficiary as provided by this section;

          Notwithstanding anything to the contrary contained herein, the foregoing provisions of this Granting Clause (G) shall not constitute an assignment for purposes of security but shall (to the extent permitted by, or not prohibited by, the Nevada Gaming Laws and other applicable Legal Requirements) constitute an absolute and present assignment of the Rents to Beneficiary, subject, however, to the conditional license given to Trustor to collect and use the Rents as hereinabove provided; and the existence or exercise of such right of Trustor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Trustor;

          (H) TOGETHER WITH all the estate, right, title and interest of Trustor of, in and to any and all Phase I-A Project Plans and Specifications and all maps, plans, specifications,

                                                                     Exhibit 4.4

surveys, studies, tests, reports, data and drawings relating to the development of the Site, the Project or the Improvements, including, without limitation, all marketing plans, feasibility studies, soils tests, design contracts and all contracts and agreements of Trustor relating thereto, including, without limitation, architectural, structural, mechanical and engineering plans and specifications, studies, data and drawings prepared for or relating to the development of the Site, the Project or the Improvements or the construction, renovation or restoration of any of the Improvements or the extraction of minerals, sand, gravel or other valuable substances from the Site, the Project or the Improvements and purchase contracts or any agreement granting Trustor a right to acquire any land situated within Clark County, Nevada;

          (I) TOGETHER WITH, to the extent permitted by, or not permitted by, Nevada Gaming Laws and other applicable Legal Requirements, all the estate, right, title and interest of Trustor of, in and to any and all licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including, without limitation, options, option rights, contract rights now or hereafter obtained by Trustor from any Governmental Authority having or claiming jurisdiction over the Site, the Project, the Improvements or any other element of the Trust Estate or providing access thereto, or the operation of any business on, at, or from the Site, the Project or the Improvements, including, without limitation, any liquor or Gaming Licenses (except for any registrations, licenses, findings of suitability or approvals issued by the Gaming Authorities or any other liquor or gaming licenses which are non-assignable); PROVIDED that upon an Event of Default hereunder or under the Mortgage Notes Indenture, if Beneficiary is not qualified under the Nevada Gaming Laws to hold such Gaming Licenses, then Beneficiary may designate an appropriately qualified third party to which an assignment of such Gaming Licenses can be made in compliance with the Nevada Gaming Laws;

          (J) TOGETHER WITH all the estate, right, title and interest of Trustor of, in and to all water stock, water permits and other water rights relating to the Site, the Project or the Improvements;

          (K) TOGETHER WITH all the estate, right, title and interest of Trustor of, in and to all oil and gas and other mineral rights, if any, in or pertaining to the Site, the Project or the Improvements and all royalty, leasehold and other rights of Trustor pertaining thereto;

          (L) TOGETHER WITH any and all monies and other property, real or personal, which may from time to time be subjected to the Lien hereof by Trustor or by anyone on its behalf or with its consent, or which may come into the possession or be subject to the control of Trustee or Beneficiary pursuant to this Deed of Trust or any other Mortgage Notes Indenture Security Document, including, without limitation, any Protective Advances (as defined in SECTION
4.2 hereof) under this Deed of Trust; and all of Trustor's right, title and interest in and to all extensions, improvements, betterments, renewals, substitutes for and replacements of, and all additions, accessions and appurtenances to, any of the foregoing that Trustor may subsequently acquire or obtain by any means, or construct, assemble or otherwise place on any of the Trust Estate, and all conversions of any of the foregoing; it being the intention of Trustor that all property hereafter acquired by Trustor and required by any this Deed of Trust or any other Mortgage Notes Indenture Security Document to be subject to the Lien of this Deed of Trust or

                                                                     Exhibit 4.4

intended so to be shall forthwith upon the acquisition thereof by Trustor be subject to the Lien of this Deed of Trust as if such property were now owned by Trustor and were specifically described in this Deed of Trust and granted hereby or pursuant hereto, and Trustee and Beneficiary are hereby authorized, subject to Nevada Gaming Laws and other applicable Legal Requirements, to receive any and all such property as and for additional security for the obligations secured or intended to be secured hereby. Trustor agrees to take any action as may reasonably be necessary to evidence and perfect such Liens or security interests, including, without limitation, the execution of any documents necessary to evidence and perfect such Liens or security interests;

          (M) TOGETHER WITH, to the extent permitted by applicable Legal Requirements, any and all Accounts Receivable and all royalties, earnings, Income, proceeds, products, Rents, revenues, reversions, remainders, issues, profits, avails, production payments, and other benefits directly or indirectly derived or otherwise arising from any of the foregoing, all of which are hereby assigned to Beneficiary, who, except as otherwise expressly provided in this Deed of Trust (including the provisions of SECTION 1.15 hereof), is authorized to collect and receive the same, to give receipts and acquittances therefor and to apply the same to the Obligations secured hereunder, whether or not then due and payable;

          (N) TOGETHER WITH Proceeds of the foregoing property described in Granting Clauses (A) through (M);

          (O) TOGETHER WITH Trustor's rights further to assign, sell, lease, encumber or otherwise transfer or dispose of the property described in Granting Clauses (A) through (N) inclusive, above, for debt or otherwise;

          (P) TOGETHER WITH any right of Trustor to elect to terminate the Subject Leases or remain in possession of the Leased Premises pursuant to 11 U.S.C. section 365(h)(1) or any similar provision of applicable law and any possessory rights of Trustor in the Leased Premises pursuant to 11 U.S.C.
section 365(h)(2) or any other similar provision of applicable law; and

          (Q) EXPRESSLY EXCLUDING, HOWEVER, (i) the HVAC Component, (ii) any assets which if pledged, hypothecated or given as collateral security would require Trustor to seek approval of any Gaming Authority of the pledge, hypothecation or collateralization, or require Beneficiary or any Person to be licensed, qualified or found suitable by an applicable Gaming Authority, (iii) any contracts, contract rights, permits or general intangibles, which by their terms or the operation of law prohibit or do not allow assignment or require any consent for assignment which has not been obtained or which would be breached by virtue of a security interest being granted therein and (iv) any property or assets subject to a Lien permitted under clauses (2), (3) or (12)(a) of the definition of Permitted Liens contained in the Mortgage Notes Indenture.

          Trustor, for itself and its successors and assigns, covenants and agrees to and with Trustee that, at the time or times of the execution of and delivery of these presents or any instrument of further assurance with respect thereto, Trustor has good right, full power and lawful authority to assign, grant, convey, warrant, transfer, bargain or sell its interests in the Trust Estate in the manner and form as aforesaid, and that the Trust Estate is free and clear of all Liens

                                                                     Exhibit 4.4

whatsoever, except Permitted Liens, and Trustor shall warrant and forever defend the Trust Estate in the quiet and peaceable possession of Trustee and its successors and assigns against all and every Person lawfully or otherwise claiming or to claim the whole or any part thereof, subject to Permitted Liens. Trustor agrees that any greater title to the Trust Estate hereafter acquired by Trustor during the term hereof shall be automatically subject hereto.

                                    ARTICLE 1
                              COVENANTS OF TRUSTOR

          The Mortgage Note Holder(s) have been induced to purchase the Notes on the basis of the following material covenants, all agreed to by Trustor:

          1.1 PERFORMANCE OF FINANCING AGREEMENTS. Trustor shall perform, observe and comply and shall cause each Note Guarantor to perform, observe and comply with each and every provision hereof and of the other Mortgage Notes Indenture Security Documents and shall promptly pay, when payment shall become due, the principal on the Notes with interest thereon, the other Obligations and all other sums required to be paid by Trustor hereunder and thereunder, as the case may be.

          1.2 GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES. Trustor represents, covenants and warrants that: (a) Trustor has good and marketable title to an indefeasible fee estate in the Site (other than the Leased Premises) and a valid leasehold interest in the Leased Premises, free and clear of all Liens except Permitted Liens, and that it has the right to hold, occupy and enjoy its interest in the Trust Estate, and has good right, full power and lawful authority to subject the Trust Estate to the Lien of this Deed of Trust and pledge the same as provided herein and Beneficiary may at all times peaceably and quietly enter upon, hold, occupy and enjoy the entire Trust Estate in accordance with the terms hereof; (b) neither Trustor nor any of its Subsidiaries is Insolvent and no bankruptcy or insolvency proceedings are pending or contemplated by or, to the best of Trustor's knowledge, threatened against Trustor or any of its Subsidiaries; (c) all costs arising from construction of any Improvements, the performance of any labor and the purchase of all Tangible Collateral and the Improvements have been or shall be paid when due (subject to the provisions of the Mortgage Notes Indenture and this Deed of Trust); (d) the Site and the Leased Premises (other than the Phase I-A Airspace) each have frontage on, and direct access for ingress and egress to dedicated street(s); (e) Trustor shall at all times conduct and operate the Trust Estate in a manner so as not to lose, or permit any Restricted Subsidiary to lose, the right to conduct gaming activities at the Project; (f) no material part of the Trust Estate has been damaged, destroyed, condemned or abandoned, other than those portions of the Trust Estate that have been the subject of condemnation proceedings that have resulted in the conveyance of such portion of the Trust Estate to the Trustor; (g) no part of the Trust Estate is the subject of condemnation proceedings, and Trustor has no knowledge of any contemplated or pending condemnation proceeding with respect to any portion of the Trust Estate other than those proceedings set forth in SCHEDULE D attached hereto; and (h) Trustor acknowledges and agrees that it presently uses, and has in the past used, certain trade or fictitious names in connection with the operation of the business at the Trust Estate, including the names "Venetian" and "Sands" (all of the foregoing, collectively, the "ENUMERATED NAMES"). For all purposes of

                                                                     Exhibit 4.4

this Deed of Trust it shall be deemed that the term "Trustor" includes, in addition to "Venetian Casino Resort, LLC" and "Las Vegas Sands, Inc." all trade or fictitious names that VCR, LVSI or any successor or assign thereof now or hereafter uses, or has in the past used with respect to the Site, the Project or the Improvements, including, without limitation, the Enumerated Names, with the same force and effect as if this Deed of Trust had been executed in all such names (in addition to "Venetian Casino Resort, LLC" and "Las Vegas Sands, Inc.").

          1.3    LEASEHOLD ESTATES. Trustor represents, covenants and warrants:
(a) that the Subject Leases are in full force and effect and unmodified; (b) Trustor will defend the leasehold estate under each Subject Lease for the entire remainder of the term set forth in each of the said Subject Leases against all and every Person or Persons lawfully claiming, or who may claim the same or any part thereof, subject to the payment of the rents in the Subject Leases reserved and subject to the performance and observance of all of the terms, covenants, conditions and warranties thereof; and (c) that there is no uncured default under any Subject Lease or in the performance of any of the terms, covenants, conditions or warranties thereof on the part of the lessor or the lessee to be observed and performed and that no state of facts exist under a Subject Lease which, with the lapse of time or giving of notice or both would constitute a default thereunder.

          1.4 PAYMENT OF SUBJECT LEASES EXPENSES. The Trustor shall pay or cause to be paid on or prior to the date due all rents, additional rents and other charges and Impositions payable by the lessor or the lessee under the Subject Leases for which provision has not been made hereinbefore, when and as often as the same shall become due and payable and the pro rata share, if any, of all amounts payable under the Cooperation Agreement allocable to the Site, the Project and the Improvements. Trustor will in every case deliver, or cause to be delivered, proper receipts for any such item so paid and will within ten
(10) days after the time when such payment shall be due and payable deliver to Beneficiary, a copy of the receipts for any such payments.

                                                                     Exhibit 4.4

          1.5    TRUSTOR'S COVENANTS WITH RESPECT TO SUBJECT LEASES.

                 (a) Trustor shall at all times promptly and faithfully keep and perform, or cause to be kept and performed, all the covenants and conditions contained in the Subject Leases to be kept and performed by the lessor or the lessee under the Subject Leases and in all respects conform to and comply with the terms and conditions of the Subject Leases. Trustor shall, within ten days after written demand from Beneficiary, deliver to Beneficiary proof of payment of all items that are required to be paid by Trustor under the Subject Leases, including, without limitation, rent, taxes, operating expenses and other charges. Trustor shall promptly deliver to Beneficiary copies of all notices given with respect to or which affect the Subject Leases including pleadings or notices of default given under the Subject Leases. Trustor further covenants that it shall not do or permit anything to occur or fail to occur which will impair or tend to impair the security of this Deed of Trust or will be grounds for declaring a forfeiture or termination of either Subject Lease, and upon any such failure as aforesaid, Trustor shall be subject to all of the rights and remedies granted Beneficiary in this Deed of Trust.

                 (b) Except as otherwise permitted in the Mortgage Notes Indenture, Trustor shall not modify, extend or in any way alter the terms of the Subject Leases or cancel or surrender said Subject Leases or reject the Subject Leases in a case pending under the Bankruptcy Code, or waive, execute, condone or in anyway release or discharge the lessor thereunder of or from the obligations, covenants, conditions and agreements by said lessor to be done and performed; and Trustor does expressly release, relinquish and surrender unto Beneficiary all of its rights, power and authority to cancel, surrender, amend, modify or alter in any way the terms and provisions of the Subject Leases and any attempt on the part of Trustor to exercise any such right without the written approval and consent of Beneficiary thereto being first had and obtained shall constitute an Event of Default under the terms hereof and the other Mortgage Notes Indenture Security Documents and all Obligations and other sums secured hereby shall, at the option of Beneficiary, become due and payable forthwith. If Trustor becomes a debtor under the Bankruptcy Code, Trustor shall assume and assign the Subject Leases to Beneficiary, and it further agrees that it shall not object to any request by Beneficiary that the Subject Leases not be rejected, or that Beneficiary be authorized to assume Trustor's rights under the Lease.

                 (c) The Notes and all other Obligations of Trustor to Beneficiary under the Mortgage Notes Indenture Security Documents shall immediately become due and payable at the option of Beneficiary, if Trustor fails to give Beneficiary immediate notice of any default under the Subject Leases or of the receipt by it of any notice of default from the lessor thereunder, or if Trustor fails to furnish to Beneficiary immediately any and all information which it may request concerning the performance by Trustor of the covenants of the Subject Leases, or if Trustor fails to permit Beneficiary or its representatives at all reasonable times to make investigation or examination concerning the performance by Trustor of the covenants of the Subject Leases, or if Trustor fails to permit Beneficiary or its representatives at all reasonable time to make investigation or examination concerning such performance. Trustor shall deliver to Beneficiary an original executed copy of each Subject Lease, an estoppel certificate from the Lessor within ten (10) days of request by Beneficiary and in such form and content as shall be

                                                                     Exhibit 4.4

satisfactory to Beneficiary, as well as any and all documentary evidence received by it showing compliance by Trustor with the provisions of the Subject Leases.

                 (d) Trustor does hereby authorize and irrevocably appoint and constitute Beneficiary as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead, to take any and all actions deemed necessary or desirable by Beneficiary to perform and comply with all the obligations of Trustor under the Subject Leases, and to do and take upon the occurrence and during continuation of an Event of Default, but without any obligation so to do or take, any action which Beneficiary deems reasonably necessary to prevent or cure any default by Trustor under the Subject Leases, to enter into and upon the Site, the Project or the Improvements or any part thereof as provided in the Mortgage Notes Indenture Security Documents in order to prevent or cure any default of Trustor pursuant thereto, to the end that the rights of Trustor in and to the leasehold estate created by the Subject Leases shall be kept free from default.

                 (e) In the event of any failure by Trustor to perform or cause the performance of any covenant on the part of lessor or lessee to be observed and performed under the Subject Leases, the performance by Beneficiary on behalf of Trustor of the applicable Subject Lease covenant shall not remove or waive, as between Trustor and Beneficiary, the corresponding Event of Default under the terms hereof and any amount so advanced by Beneficiary or any costs incurred in connection therewith, with interest thereon at the interest rate applicable to overdue principal set forth in Section 4.01 of the Mortgage Notes Indenture, shall constitute additional Obligations secured hereby and be immediately due and payable.

                 (f) To the extent permitted by law, the price payable by Trustor, or by any other party so entitled, in the exercise of the right of redemption, if any, shall include all rents paid and other sums advanced by Beneficiary, on behalf of Trustor, as lessee under the Subject Leases.

                 (g) Trustor shall use all reasonable efforts to enforce the obligations of the lessor under the Subject Leases in a commercially reasonable manner.

                 (h) No release or forbearance of any of Trustor's obligations under the Subject Leases by the lessor thereunder, shall release Trustor from any of its obligations under this Deed of Trust.

                 (i) The lien of this Deed of Trust shall attach to all of Trustor's rights and remedies at any time arising under or pursuant to section 365(h) of the Bankruptcy Law, including, without limitation, all of Trustor's rights to remain in possession of the Leased Premises. Trustor shall not elect to treat the Subject Leases as terminated under section 365(h)(1) of the Bankruptcy Law, and any such election shall be void.

                        (i) If pursuant to section 365(h)(2) of the Bankruptcy Law, Trustor shall seek to offset against the rent reserved in the Subject Leases the amount of any damages caused by the nonperformance by the lessor or any other party of any of their respective obligations thereunder after the rejection by the lessor or such other party of the Subject Leases under the Bankruptcy Law, then Trustor shall, prior to effecting such offset, notify Beneficiary of

                                                                     Exhibit 4.4

its intent to do so, setting forth the amount proposed to be so offset and the basis therefor. Beneficiary shall have the right to object to all or any part of such offset that, in the reasonable judgment of Beneficiary, would constitute a breach of the Subject Leases, and in the event of such objection, Trustor shall not effect any offset of the amounts found objectionable by Beneficiary. Neither Beneficiary's failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Beneficiary.

                        (ii) If any action, proceeding, motion or notice shall be commenced or filed in respect of the lessor under the Subject Leases or any other party or in respect of the Subject Leases in connection with any case under the Bankruptcy Law, then Beneficiary shall have the option to intervene in any such litigation with counsel of Beneficiary's choice. Beneficiary may proceed in its own name in connection with any such litigation, and Trustor agrees to execute any and all powers, authorizations, consents or other documents required by Beneficiary in connection therewith.

                        (iii) Trustor shall, after obtaining knowledge thereof, promptly notify Beneficiary of any filing by or against the lessor or any other party with an interest in the Leased Premises of a petition under the Bankruptcy Law. Trustor shall promptly deliver to Beneficiary, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Trustor in connection with any such petition and any proceedings relating thereto.

                        (iv) If there shall be filed by or against Trustor a petition under the Bankruptcy Law, and Trustor, as lessee under the Subject Leases, shall determine to reject the Subject Leases pursuant to section 365(a) of the Bankruptcy Law, then Trustor shall give Beneficiary a notice of the date on which Trustor shall apply to the bankruptcy court for authority to reject the Subject Leases (such notice to be no later than twenty (20) days prior to such date). Beneficiary shall have the right, but not the obligation, to serve upon Trustor at any time prior to the date on which Trustor shall so apply to the bankruptcy court a notice stating that Beneficiary demands that Trustor assume and assign the Subject Leases to Beneficiary pursuant to section 365 of the Bankruptcy Law. If Beneficiary shall serve upon Trustor the notice described in the preceding sentence, to the extent permitted by law Trustor shall not seek to reject the Subject Leases and shall comply with the demand provided for in the preceding sentence. In addition, effective upon the entry of an order for relief with respect to Trustor under the Bankruptcy Law, Trustor hereby assigns and transfers to Beneficiary a non-exclusive right to apply to the bankruptcy court under section 365(d)(4) of the Bankruptcy Law for an order extending the period during which the Subject Leases may be rejected or assumed; and shall (a) promptly notify Beneficiary of any default by Trustor in the performance or observance of any of the terms, covenants or conditions on the part of Trustor to be performed or observed under the Subject Leases and of the giving of any written notice by the lessor thereunder to Trustor of any such default, and (b) promptly cause a copy of each written notice given to Trustor by the lessor under the Subject Leases to be delivered to Beneficiary. Beneficiary may rely on any notice received by it from any such lessor of any default by Trustor under the Subject Leases and may take such action as may be permitted by law to cure such default even though the existence of such default or the nature thereof shall be questioned or denied by Trustor or by any Person on its behalf.

                                                                     Exhibit 4.4

                 (j) VCR shall not terminate, and shall not permit the termination of, the Phase I-A Lease until such time as (A) a separate legal parcel is created for the Phase I-A Airspace and (B) the Title Insurer can deliver to Beneficiary a date-down endorsement in the form of SCHEDULE E attached hereto with respect to the Phase I-A Airspace.

                 (k) Beneficiary shall have the right upon notice to Trustor to participate in the adjustment and settlement of any insurance proceeds and in the determination of any condemnation award under the Subject Leases to the extent and in the manner provided in the Subject Leases.

          1.6 COMPLIANCE WITH LEGAL REQUIREMENTS. Trustor shall promptly, fully, and faithfully comply in all material respects with all Legal Requirements and shall cause all portions of the Trust Estate and its use and occupancy to fully comply in all material respects with Legal Requirements at all times, whether or not such compliance requires work or remedial measures that are ordinary or extraordinary, foreseen or unforeseen, structural or nonstructural, or that interfere with the use or enjoyment of the Trust Estate.

          1.7 IMPOSITIONS. Except as otherwise permitted by Section 4.05 of the Mortgage Notes Indenture, (a) Trustor shall pay all Impositions as they become due and payable and shall deliver to Beneficiary promptly upon Beneficiary's request, evidence satisfactory to Beneficiary that the Impositions have been paid or are not delinquent, (b) Trustor shall not suffer to exist, permit or initiate the joint assessment of the real and personal property, or any other procedure whereby the Lien of Impositions and the Lien of the personal property taxes shall be assessed, levied or charged to the Site (other than the Phase I-A Airspace), the Project and the Improvements as a single Lien, except as may be required by Legal Requirements, and (c) in the event of the passage of any law deducting from the value of real property for the purposes of taxation any Lien thereon, or changing in any way the taxation of deeds of trust or obligations secured thereby for state or local purposes, or the manner of collecting such Impositions or taxes and imposing an Imposition or tax, either directly or indirectly, on this Deed of Trust or the Notes, Trustor shall pay all such Impositions and taxes and all payments required with respect to Impositions and taxes pursuant to the terms of the Cooperation Agreement (including, without limitation, Article VI thereof).

                                                                     Exhibit 4.4

          1.8    INSURANCE.

                 (a)    INSURANCE REQUIREMENTS AND PROCEEDS.

                        (1) INSURANCE. Trustor shall at its sole expense obtain for, deliver to, assign and maintain for the benefit of Beneficiary, during the term of this Deed of Trust, insurance policies insuring the Trust Estate and liability insurance policies, all in accordance with the requirements of Section 4.18 of the Mortgage Notes Indenture and Article X of the Cooperation Agreement. Trustor shall pay promptly when due any premiums on such insurance policies and on any renewals thereof and all payments required with respect to the procurement of insurance pursuant to the terms of the Cooperation Agreement (including, without limitation, Article VI thereof). In the event of the foreclosure of this Deed of Trust or any other transfer of title to the Trust Estate in partial or complete extinguishment of the Obligations and other sums secured hereby, all right, title and interest of Beneficiary in and to all insurance policies and renewals thereof then in force shall pass to the purchaser or grantee.

                        (2) HANDLING OF PROCEEDS. All Proceeds from any insurance policies shall be collected, held, handled and disbursed in accordance with the provisions of Articles X and XI of the Cooperation Agreement. Beneficiary shall have the right to apply against payment of the Obligations any insurance Proceeds which are not required to be applied toward restoration of the improvements on the Site, the Project or the Improvements pursuant to the terms of the Cooperation Agreement. All proceeds of insurance allocable to Trustor, as owner of the Site, the Project and the Improvements, and attributable to business interruption insurance shall be collected, held, handled and disbursed in accordance with the provisions of the Cooperation Agreement.

                 (b) COMPLIANCE WITH INSURANCE POLICIES. Trustor shall not violate or permit to be violated any of the conditions or provisions of any policy of insurance required by the Mortgage Notes Indenture, the Cooperation Agreement or this Deed of Trust and Trustor shall so perform and satisfy the requirements of the companies writing such policies that, at all times, companies of good standing shall be willing to write and/or continue such insurance. Trustor further covenants to promptly send to Beneficiary all notices relating to any violation of such policies or otherwise affecting Trustor's insurance coverage or ability to obtain and maintain such insurance coverage.

          1.9 CONDEMNATION. Subject to Article XII of the Cooperation Agreement, Beneficiary is hereby authorized, at its option, to commence, appear in and prosecute in its own or Trustor's name any action or proceeding relating to any condemnation and to settle or compromise any claim in connection therewith, and Trustor hereby appoints Beneficiary as its attorney-in-fact to take any action in Trustor's name pursuant to Beneficiary's rights hereunder. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Estate or any portion thereof, Trustor shall notify Trustee and Beneficiary of the pendency of such proceedings. Trustor from time to time shall execute and deliver to Beneficiary all instruments requested by it to permit such participation; provided, however, that such instruments shall be deemed as supplemental to the foregoing grant of permission to Trustee and Beneficiary, and unless otherwise required, the foregoing permission

                                                                     Exhibit 4.4

shall, without more, be deemed sufficient to permit Trustee and/or Beneficiary to participate in such proceedings on behalf of Trustor. All such compensation awards, damages, claims, rights of action and Proceeds, and any other payments or relief, and the right thereto, are, whether paid to Beneficiary or Trustor or a third party trustee, included in the Trust Estate. Beneficiary, after deducting therefrom all its expenses, including, without limitation, reasonable attorneys fees, shall apply all Proceeds paid directly to it in accordance with the provisions of Section 4.11 of the Mortgage Notes Indenture. All Proceeds paid directly to the Trustor shall be applied in accordance with Article XII of the Cooperation Agreement. To the extent that any condemnation proceeds are not required to be applied towards restoration of the Improvements upon the Land or the Leased Premises, then Beneficiary shall have the right to apply said condemnation proceeds towards repayment of the Obligations. Trustor hereby waives any rights it may have under NRS 37.115, as amended or recodified from time to time.

          1.10   CARE OF TRUST ESTATE.

                 (a) Trustor shall preserve and maintain the Trust Estate in good condition and repair. Trustor shall not permit, commit or suffer to exist any waste, impairment or deterioration of the Trust Estate or of any part thereof that in any manner materially impairs Beneficiary's security hereunder and shall not take any action which will materially increase the risk of fire or other hazard to the Trust Estate or to any part thereof.

                 (b) Except to the extent otherwise permitted under the Mortgage Notes Indenture, no part of the Improvements or Tangible Collateral that are part of the Trust Estate shall be removed, demolished or materially altered, without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed. Trustor shall have the right, without such consent, to remove and dispose of free from the lien of this Deed of Trust any part of the Improvements or Tangible Collateral that are part of the Trust Estate as from time to time may become worn out or obsolete or otherwise not useful in connection with the operation of the Trust Estate, PROVIDED that either (i) such removal or disposition does not materially affect the value of the Trust Estate or (ii) prior to or promptly following such removal, any such property shall be replaced with other property of substantially equal utility and of a value at least substantially equal to that of the replaced property when first acquired and free from any security interest of any other person (subject only to Permitted Liens), and by such removal and replacement Trustor shall be deemed to have subjected such replacement property to the lien of this Deed of Trust.

                 (c) Notwithstanding the foregoing provisions of this SECTION 1.10, the Trustor may develop the Phase I-A Project in the manner contemplated by the Phase I-A Project Plans and Specifications and in accordance with the terms of the Bank Credit Agreement and the Cooperation Agreement.

          1.11   LEASES.

                 (a)    Trustor represents and warrants that:

                                                                     Exhibit 4.4

                        (i) Trustor has delivered to Beneficiary true, correct and complete copies of all Space Leases, including all amendments and modifications, written or oral existing as of the Issuance Date;

                        (ii) Trustor has not executed or entered into any modifications or amendments of the Space Leases, either orally or in writing, other than written amendments that have been delivered or disclosed to Beneficiary in writing;

                        (iii) to Trustor's knowledge, no default now exists under any Space Lease on the part of Trustor or any tenant thereunder;

                        (iv) to Trustor's knowledge, no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or would entitle Trustor or any other party under such Space Lease to cancel the same or otherwise avoid its obligations;

                        (v) Trustor has not accepted prepayments of installments of Rent under any Space Leases, except for installment payments not in excess of one month's Rent and security deposits;

                        (vi) except for Permitted Liens, Trustor has not executed any assignment or pledge of any of the Space Leases, the Rents, or of Trustor's right, title and interest in the same; and

                        (vii) this Deed of Trust does not constitute a violation or default under any Space Lease, and is and shall at all times constitute a valid Lien on Trustor's interests in the Space Leases.

                 (b) Trustor shall not enter into any Lease Transaction unless such Lease Transaction complies with the requirements of Section 4.21 of the Mortgage Notes Indenture.

                 (c) After an Event of Default, Trustor shall deliver to Beneficiary the executed originals of all Space Leases.

          1.12   FURTHER ENCUMBRANCE.

                 (a) Trustor covenants that at all times prior to the discharge of the Mortgage Notes Indenture and the Notes, except for Permitted Liens and except for dispositions permitted by the Mortgage Notes Indenture, Trustor shall neither make nor suffer to exist, nor enter into any agreement for, any sale, assignment, exchange, mortgage, transfer, Lien, hypothecation or encumbrance of all or any part of the Trust Estate, including, without limitation, the Rents. As used herein, "transfer" includes the actual transfer or other disposition, whether voluntary or involuntary, by law, or otherwise, except those transfers specifically permitted herein; PROVIDED, HOWEVER, that "transfer" shall not include the granting of utility or other beneficial easements with respect to the Trust Estate which have been or are granted by

                                                                     Exhibit 4.4

Trustor and are reasonably necessary to the construction, maintenance or operation of the Site, the Project or the Improvements.

                 (b) Trustor shall not permit any deed of trust which is subordinate to the Lien this Deed of Trust or the other Mortgage Notes Indenture Security Documents (a "SUBORDINATE DEED OF TRUST") to be placed on the Site, the Project or the Improvements, other than a deed of trust which is permitted by the terms of the Mortgage Notes Indenture. To the extent that a Subordinate Deed of Trust shall be permitted under the Mortgage Notes Indenture, Trustor shall deliver to Beneficiary, not less than 30 days prior to the date Trustor intends to execute and deliver such Subordinate Deed of Trust, a copy thereof which shall contain express covenants in form and substance satisfactory to Beneficiary to the effect that: (i) the Subordinate Deed of Trust is in all respects subject and subordinate to this Deed of Trust; (ii) if any action or proceeding shall be brought to foreclose the Subordinate Deed of Trust (regardless of whether the same is a judicial proceeding or pursuant to a power of sale contained therein), no tenant of any portion of the Trust Estate shall be named as a party defendant nor shall any action be taken with respect to the Trust Estate which would terminate any occupancy or tenancy of the Trust Estate, or any portion thereof, without the consent of Beneficiary; (iii) any Rents, if collected through a receiver or by the holder of the Subordinate Deed of Trust, shall be applied first to the obligations secured by this Deed of Trust, including principal and interest due and owing on or to become due and owing on the Notes, and then to the payment of maintenance expenses, operating charges, taxes, assessments and disbursements incurred in connection with the ownership, operation and maintenance of the Trust Estate; and (iv) if any action or proceeding shall be brought to foreclose the Subordinate Deed of Trust, prompt notice of the commencement thereof shall be given to Beneficiary.

                 (c) Trustor agrees that in the event the ownership of the Trust Estate or any part thereof becomes vested in a person other than Trustor, Beneficiary may, without notice to Trustor, deal in any way with such successor or successors in interest with reference to this Deed of Trust, the Notes and the other Obligations hereby secured without in any way vitiating or discharging Trustor's or any guarantor's, surety's or endorser's liability hereunder or upon the Obligations hereby secured. No sale of the Trust Estate and no forbearance to any person with respect to this Deed of Trust and no extension to any person of the time for payment of the Notes, and other sums hereby secured given by Beneficiary shall operate to release, discharge, modify, change or affect the original liability of Trustor, or such guarantor, surety or endorser either in whole or in part.

          1.13   FURTHER ASSURANCES.

                 (a) At its sole cost and without expense to Trustee or Beneficiary, and subject in all events to compliance with the Nevada Gaming Laws and other applicable Legal Requirements, Trustor shall do, execute, acknowledge and deliver any and all such further acts, deeds, conveyances, notices, requests for notices, financing statements, continuation statements, certificates, assignments, notices of assignments, agreements, instruments and further assurances, and shall mark any chattel paper, deliver any chattel paper or instruments to Beneficiary and take any other actions that are necessary, prudent or reasonably requested by Beneficiary or Trustee to perfect or continue the perfection and first priority of Beneficiary's security interest in the

                                                                     Exhibit 4.4

Trust Estate, to protect the Trust Estate against the rights, claims or interests of third persons other than holders of Permitted Liens or to effect the purposes of this Deed of Trust, including, without limitation, the security agreement and the absolute assignment of Rents contained herein, or for the filing, registering or recording thereof.

                 (b) Trustor shall forthwith upon the execution and delivery of this Deed of Trust, and thereafter from time to time, cause this Deed of Trust and each instrument of further assurance to be filed, indexed, registered, recorded, given or delivered in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the title of Trustee and/or Beneficiary to, the Trust Estate.

                 (c) Upon any modification of the boundaries of the Leased Premises (or any portion thereof) pursuant to the Cooperation Agreement, Trustor, at Trustor's expense, shall notify Beneficiary and amend this Deed of Trust to reflect an accurate description of the Leased Premises (or such portion thereof). In connection therewith, Trustor shall provide Beneficiary with such title insurance endorsements to Beneficiary's ALTA extended coverage Lender's Policy(ies) of Title Insurance as Beneficiary may reasonably request.

                 (d) Trustor agrees to use its diligent efforts to obtain subordination, non-disturbance and attornment agreements, substantially in the form delivered to The Bank of Nova Scotia, as adminsitrative agent under the Bank Credit Facility, from each Space Lessee who entered into such Space Lease prior to June 4, 2002 and to make each such subordination, non-disturbance and attornment agreement run in favor of or otherwise be for the benefit of Beneficiary.

          1.14 SECURITY AGREEMENT AND FINANCING STATEMENTS. Trustor (as debtor) hereby grants to Beneficiary (as creditor and secured party) a present and future security interest in all Tangible Collateral, Intangible Collateral, FF&E (subject to the provisions of Section 4.09 of the Mortgage Notes Indenture which permits the granting of security interests in Specified FF&E to the providers of Indebtedness which may be incurred under said section to the extent that such Indebtedness is permitted to be secured pursuant to Section 4.11 of the Mortgage Notes Indenture pursuant to clause (2), (3) or (12) of the definition of Permitted Liens), the Improvements, all other personal property now or hereafter owned or leased by Trustor or in which Trustor has or will have any interest, to the extent that such property constitutes a part of the Trust Estate (whether or not such items are stored on the Site, the Project, the Improvements or elsewhere), Proceeds of the foregoing comprising a portion of the Trust Estate and all proceeds of insurance policies and consideration awards arising therefrom and all proceeds, products, substitutions and accessions therefor and thereto, subject to Beneficiary's rights to treat such property as real property as herein provided (collectively, the "PERSONAL PROPERTY"). Trustor shall execute any and all documents and writings, including, without limitation, financing statements pursuant to the UCC, as may be necessary or prudent to preserve and maintain the priority of the security interest granted hereby on property which may be deemed subject to the foregoing security agreement or as Beneficiary may reasonably request, and shall pay to Beneficiary on demand any reasonable expenses incurred by Beneficiary in connection with the preparation, execution and filing of any such documents. Trustor hereby authorizes and

                                                                     Exhibit 4.4

empowers Beneficiary to execute and file, on Trustor's behalf, all financing statements and refilings and continuations thereof as advisable to create, preserve and protect said security interest. This Deed of Trust constitutes both a real property deed of trust and a "security agreement," within the meaning of the UCC, and the Trust Estate includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Trustor in the Trust Estate. Trustor by executing and delivering this Deed of Trust has granted to Beneficiary, as security of the Obligations, a security interest in the Trust Estate.

                 (a) FIXTURE FILING. Without in any way limiting the generality of the immediately preceding paragraph or of the definition of the Trust Estate, this Deed of Trust constitutes a fixture filing under Sections 9-313 and 9-502 of the UCC (NRS 104.9313 and 104.9502(3). For such purposes, (i)
the "debtor" is each Trustor and their respective addresses are the addresses given for each such Person in the initial paragraph of this Deed of Trust; (ii) the "secured party" is Beneficiary, and its address for the purpose of obtaining information is the address given for it in the initial paragraph of this Deed of Trust; (iii) the real estate to which the fixtures are or are to become attached is Trustor's interest in the Site, the Project and the Improvements; and (iv) the record owner of such real estate or interests therein is VCR (with respect to the Land, as the lessor under the Casino Lease and as the lessee under the Phase I-A Lease) and LVSI (with respect to the leasehold estate created by the Casino Lease).

                 (b) REMEDIES. This Deed of Trust shall be deemed a security agreement as defined in the UCC and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall include any or all of (i) those prescribed herein, (ii) those available under applicable Legal Requirements and (iii) those available under the UCC, all at Beneficiary's sole election. In addition, a photographic or other reproduction of this Deed of Trust shall be sufficient as a financing statement for filing wherever filing may be necessary to perfect or continue the security interest granted herein.

                 (c) DEROGATION OF REAL PROPERTY. It is the intention of the parties that the filing of a financing statement in the records normally having to do with personal property shall never be construed as in anyway derogating from or impairing the express declaration and intention of the parties hereto as hereinabove stated that everything used in connection with the production of Income from the Trust Estate and/or adapted for use therein and/or which is described or reflected in this Deed of Trust is, and at all times and for all purposes and in all proceedings both legal or equitable, shall be regarded as part of the real property encumbered by this Deed of Trust irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Beneficiary or (iii) any such item is referred to or reflected in any such financing statement so filed at any time. It is the intention of the parties that the mention in any such financing statement of (1) rights in or to the proceeds of any fire and/or hazard insurance policy, (2) any award in eminent domain proceedings for a taking or for loss of value or (3) Trustor's interest as lessor in any present or future Space Lease or rights to Rents, shall never be construed as in anyway altering any of the rights of Beneficiary as determined by this Deed of Trust or impugning the priority of Beneficiary's real property Lien granted hereby or by any other recorded document, but such mention in the financing statement is declared to be for the

                                                                     Exhibit 4.4

protection of Beneficiary in the event any court or judge shall at any time hold with respect to the matters set forth in the foregoing clauses (1), (2) and (3) that notice of Beneficiary's priority of interest to be effective against a particular class of Persons, including, but not limited to, the federal government and any subdivisions or entity of the federal government, must be filed in the UCC records.

                 (d) PRIORITY; PERMITTED FINANCING OF TANGIBLE COLLATERAL. All Personal Property of any nature whatsoever which is subject to the provisions of this security agreement shall be purchased or obtained by Trustor in its name and free and clear of any Lien or encumbrance, except for Permitted Liens, for use only in connection with the business and operation of the Project, and shall be and at all times remain free and clear of any lease or similar arrangement, chattel financing, installment sale agreement, security agreement and any encumbrance of like kind, so that Beneficiary's security interest shall attach to and vest in Trustor for the benefit of Beneficiary, with the priority herein specified, immediately upon the installation or use of the Personal Property at the Site, the Project or the Improvements and Trustor warrants and represents that Beneficiary's security interest in the Personal Property is a validly attached and binding security interest, properly perfected and prior to all other security interests therein except as otherwise permitted in this Deed of Trust, subject to Permitted Liens.

                 (e) PRESERVATION OF CONTRACTUAL RIGHTS OF COLLATERAL. Trustor shall, prior to delinquency, default or forfeiture, perform all obligations and satisfy all material conditions required on its part to be satisfied to preserve its rights and privileges under any contract, lease, license, permit or other authorization (i) under which it holds any Tangible Collateral or (ii) which constitutes part of the Intangible Collateral, except where Trustor is contesting such obligations in good faith.

                 (f) REMOVAL OF COLLATERAL. Except as permitted by the Mortgage Notes Indenture, and except for damaged or obsolete Tangible Collateral which is either no longer usable or which is removed temporarily for repair or improvement or removed for replacement on the Trust Estate with Tangible Collateral of similar function or as otherwise permitted herein, none of the Tangible Collateral shall be removed from the Trust Estate without Beneficiary's prior written consent.

                 (g) CHANGE OF NAME. Trustor shall not change its corporate or business name, or do business within the State of Nevada under any name other than such name, or any trade name(s) other than those as to which Trustor gives prior written notice to Beneficiary of its intent to use such trade names, or any other business names (if any) specified in the financing statements delivered to Beneficiary for filing in connection with the execution hereof, without providing Beneficiary with the additional financing statement(s) and any other similar documents deemed reasonably necessary by Beneficiary to assure that its security interest remains perfected and of undiminished priority in all such Personal Property notwithstanding such name change.

                 (h) RELEASE OF LIENS. To the extent any property (including Specified FF&E) is financed by any other lender pursuant to an FF&E Facility, Trustee shall release the Liens in favor of Beneficiary on such property and in connection therewith at Trustor's expense,

                                                                     Exhibit 4.4

execute and deliver to Trustor such documents (including, without limitation UCC-3 termination statements) as Trustor may reasonably request to evidence such termination.

          1.15 ASSIGNMENT OF LEASES AND RENTS. Subject to Nevada Gaming Laws and other applicable Legal Requirements, the assignment of Leases and Rents set out above in Granting Clause (G) shall constitute an absolute and present assignment to Beneficiary, subject to the license herein granted therein to Trustor to collect the Rents, and shall be fully operative without any further action on the part of any party, and specifically upon the occurrence of an Event of Default such license shall be automatically revoked and Beneficiary shall be entitled upon the occurrence of an Event of Default to all Rents and to enter upon the Site, the Project and the Improvements to collect such Rents until such time as such Event of Default is cured; PROVIDED, HOWEVER, that Beneficiary shall not be obligated to take possession of the Trust Estate, or any portion thereof. The absolute assignment contained in Granting Clause (G) shall not be deemed to impose upon Beneficiary any of the obligations or duties of Trustor provided in any such Space Lease, including, without limitation, any liability under the covenant of quiet enjoyment contained in any Space Lease in the event that any lessee shall have been joined as a party defendant in any action to foreclose this Deed of Trust and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Trust Estate or any part thereof.

          1.16   REJECTION OF SUBJECT LEASES.

          To the extent applicable, if the lessor under the Subject Leases rejects or disaffirms the Subject Leases or purports or seeks to disaffirm the Subject Leases pursuant to any Bankruptcy Law, then:

                 (a) To the extent permitted by law, Trustor shall remain in possession of the Leased Premises demised under the Subject Leases and shall perform all acts reasonably necessary for Trustor to remain in such possession for the unexpired term of such Subject Leases (including all renewals), whether the then existing terms and provisions of such Subject Leases require such acts or otherwise; and

                 (b) All the terms and provisions of this Deed of Trust and the Lien created by this Deed of Trust shall remain in full force and effect and shall extend automatically to all of Trustor's rights and remedies arising at any time under, or pursuant to, Section 365(h) of the Bankruptcy Code, including all of Trustor's rights to remain in possession of the Leased Premises.

          1.17   EXPENSES.

                 (a) Trustor shall pay when due and payable all costs, including, without limitation, those reasonable appraisal fees, recording fees, taxes, abstract fees, title policy fees, escrow fees, attorneys' and paralegal fees, travel expenses, fees for inspecting architect(s) and engineer(s) and all other reasonable costs and expenses of every character which may hereafter be incurred by Beneficiary or any assignee of Beneficiary in connection with the preparation and execution of amendments to the Mortgage Notes Indenture and the Mortgage Notes Indenture Security Documents or instruments, agreements or documents of further

                                                                     Exhibit 4.4

assurance, the funding of the indebtedness secured hereby, and the enforcement of any Mortgage Notes Indenture Security Document;

                 (b) Trustor shall, upon demand by Beneficiary, reimburse Beneficiary or any assignee of Beneficiary for all such reasonable expenses which have been incurred or which shall be incurred by it; and

                 (c) Trustor shall indemnify Beneficiary with respect to any transaction or matter in any way connected with any portion of the Trust Estate, this Deed of Trust, including any occurrence at, in, on, upon or about the Trust Estate (including, without limitation, any personal injury, loss of life or property damage), or Trustor's use, occupancy or operation of the Trust Estate, or the filing or enforcement of any mechanic's lien, or otherwise caused in whole or in part by any act, omission or negligence occurring on or at the Trust Estate, including, without limitation, failure to comply with any Legal Requirement or with any requirement of this Deed of Trust that applies to Trustor, except to the extent resulting from the gross negligence, fraud or willful misconduct of Trustee or Beneficiary. If Beneficiary is a party to any litigation as to which either Trustor is required to indemnify Beneficiary (or is made a defendant in any action of any kind against Trustor or relating directly or indirectly to any portion of the Trust Estate) then, at Beneficiary's option, Trustor shall undertake Beneficiary's defense, using counsel reasonably satisfactory to Beneficiary (and any settlement shall be subject to Beneficiary's consent, which consent shall not be unreasonably withheld), and in any case shall indemnify Beneficiary against such litigation. Trustor shall pay all reasonable costs and expenses, including, without limitation, reasonable legal costs, that Beneficiary pays or incurs in connection with any such litigation. Any amount payable under any indemnity in this Deed of Trust shall be a demand obligation, shall be added to, and become a part of, the secured obligations under this Deed of Trust, shall be secured by this Deed of Trust, and shall bear interest at the interest rate specified in the Mortgage Notes Indenture. Such indemnity shall survive any release of this Deed of Trust and any foreclosure.

          1.18 BENEFICIARY'S CURE OF TRUSTOR'S DEFAULT. If Trustor defaults hereunder in the payment of any tax, assessment, Lien, encumbrance or other Imposition, in its obligation to furnish insurance hereunder, or in the performance or observance of any other covenant, condition or term of this Deed of Trust or any other Financing Agreement or the Cooperation Agreement, Beneficiary may, but is not obligated to, to preserve its interest in the Trust Estate, perform or observe the same, and all payments made (whether such payments are regular or accelerated payments) and reasonable costs and expenses incurred or paid by Beneficiary in connection therewith shall become due and payable immediately. The amounts so incurred or paid by Beneficiary, together with interest thereon at the interest rate applicable to overdue principal set forth in Section 4.01 of the Mortgage Notes Indenture, from the date incurred until paid by Trustor, shall be added to the Obligations and secured by the Lien of this Deed of Trust. Beneficiary, is hereby empowered to enter and to authorize others to enter upon the Site, the Project or the Improvements or (in each case) any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Trustor or any Person in possession holding under Trustor. No exercise of any rights under this SECTION 1.18 by Beneficiary shall cure or waive any Event of Default or notice of default

                                                                     Exhibit 4.4

hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies.

          1.19 USE OF LAND AND LEASED PREMISES. Trustor covenants that the Trust Estate shall be (i) used and operated in a manner reasonably consistent with the description of the Project in the Cooperation Agreement and (ii) open during such days and hours as are customarily observed by casino-hotels located in Las Vegas, Nevada, reasonably consistent with the provisions of the Cooperation Agreement (including those provisions thereof that permit the Phase I-A Project not to be opened).

          1.20 COMPLIANCE WITH PERMITTED LIEN AGREEMENTS. Trustor or any Affiliate of Trustor shall comply with each and every material obligation contained in any agreement pertaining to a material Permitted Lien, including, without limitation, any obligations set forth in the Cooperation Agreement and the HVAC Ground Lease, to the extent applying to the owner of all or any part of the Trust Estate.

          1.21 DEFENSE OF ACTIONS. Trustor shall appear in and defend any action or proceeding affecting or purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee, and shall pay all costs and expenses, including, without limitation, the cost of title search and insurance or other evidence of title, preparation of survey and reasonable attorneys' fees in any such action or proceeding in which Beneficiary or Trustee may appear or may be joined as a party and in any suit brought by Beneficiary based upon or in connection with this Deed of Trust or any other Mortgage Notes Indenture Security Document. Nothing contained in this section shall, however, limit the right of Beneficiary to appear in such action or proceeding with counsel of its own choice, either on its own behalf or on behalf of Trustor.

          1.22   AFFILIATES AND SUBSIDIARIES.

                 (a) SUBJECT TO TRUST DEED. Subject to compliance with the requirements of applicable Nevada Gaming Laws, Trustor shall cause all of its Affiliates in any way involved with the operation of all or a portion of the Trust Estate to observe the covenants and conditions of this Deed of Trust to the extent necessary to give the full intended effect to such covenants and conditions and to protect and preserve the security of Beneficiary hereunder. Trustor shall, at Beneficiary's request, cause any such Affiliate or Subsidiary to execute and deliver to Beneficiary or Trustee such further instruments or documents as Beneficiary may reasonably deem necessary to effectuate the terms of this SECTION 1.22(a).

                 (b) RESTRICTION ON USE OF SUBSIDIARY OR AFFILIATE. Except as permitted under the Notes, the Mortgage Notes Indenture or any other Mortgage Notes Indenture Security Documents, Trustor shall not use any Affiliate or Subsidiary in the operation of the Trust Estate, the Project, the Leased Premises or the Easements if such use would in any way impair the security for the Notes and the Mortgage Notes Indenture or cause a breach of any covenant of this Deed of Trust or of any other Mortgage Notes Indenture Security Document.

          1.23 MERGER. So long as any of the Obligations have not been paid or performed, unless Beneficiary shall otherwise in writing consent, the fee title and the leasehold estate under the Casino Lease and the Phase I-A Lease shall not merge but shall always be kept

                                                                     Exhibit 4.4

separate and distinct, notwithstanding the union of said estates either in the lessor or in the lessee, or in a third party, by purchase or otherwise; and each of LVSI and VCR covenant and agree that, if it shall acquire the fee title, or any other estate, title or interest in the Casino Leased Premises covered by said Casino Lease or the Phase I-A Leased Premises covered by said Phase I-A Lease, as the case may be, this Deed of Trust shall be considered as mortgaged, assigned or conveyed to Beneficiary and the lien hereof shall be spread to cover such estate with the same force and effect as though specifically herein mortgaged, assigned or conveyed and spread. The provisions of this paragraph shall not apply if Beneficiary shall so elect and, upon such election, LVSI or VCR, as the case may be, shall execute a deed of trust substantially in the form hereof granting Beneficiary a deed of trust lien on Casino Leased Premises or the Phase I-A Leased Premises.

                                    ARTICLE 2

                            CORPORATE LOAN PROVISIONS

          2.1    INTERACTION WITH MORTGAGE NOTES INDENTURE.

                 (a) INCORPORATION BY REFERENCE. All terms, covenants, conditions, provisions and requirements of the Mortgage Notes Indenture are incorporated by reference into this Deed of Trust.

                 (b) CONFLICTS. In the event of any conflict or inconsistency between the provisions of this Deed of Trust and those of the Mortgage Notes Indenture, the provisions of the Mortgage Notes Indenture shall govern.

          2.2 OTHER COLLATERAL. This Deed of Trust is one of a number of security agreements to secure the debt delivered by or on behalf of Trustor pursuant to the Mortgage Notes Indenture and the other Mortgage Notes Indenture Security Documents and securing the Obligations secured hereunder. All potential junior Lien claimants are placed on notice that, under any of the Mortgage Notes Indenture Security Documents or otherwise (such as by separate future unrecorded agreement between Trustor and Beneficiary), other collateral for the Obligations secured hereunder (I.E., collateral other than the Trust Estate) may, under certain circumstances, be released without a corresponding reduction in the total principal amount secured by this Deed of Trust. Such a release would decrease the amount of collateral securing the same indebtedness, thereby increasing the burden on the remaining Trust Estate created and continued by this Deed of Trust. No such release shall impair the priority of the lien of this Deed of Trust. By accepting its interest in the Trust Estate, each and every junior Lien claimant shall be deemed to have acknowledged the possibility of, and consented to, any such release. Nothing in this paragraph shall impose any obligation upon Beneficiary.

          2.3 SUBORDINATION TO BANK FEE DEED OF TRUST. Notwithstanding any other provision hereof, this Deed of Trust, including, without limitation, the security interest granted herein, the rights, powers and remedies of Trustee and Beneficiary and the obligations of Trustor set forth herein, shall, to the extent provided in the Intercreditor Agreement, be subject and subordinate to the Bank Deed of Trust.

                                                                     Exhibit 4.4

                                    ARTICLE 3

                                    DEFAULTS

          3.1 EVENT OF DEFAULT. The term "Event of Default," wherever used in this Deed of Trust, shall mean any of one or more of the events of default listed in Section 6.01 of the Mortgage Notes Indenture (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).

                                    ARTICLE 4

                                    REMEDIES

          4.1 ACCELERATION OF MATURITY. If an Event of Default occurs, Beneficiary may (except that such acceleration shall be automatic if the Event of Default is caused by reason of an Event of Default under Section 6.01(i) or
(j) of the Mortgage Notes Indenture), in accordance with Section 6.02 of the Mortgage Notes Indenture, declare the Notes and all Obligations or other sums secured hereby, to be due and payable immediately, and upon such declaration such principal and interest and other sums shall immediately become due and payable without demand, presentment, notice or other requirements of any kind (all of which Trustor waives) notwithstanding anything in this Deed of Trust or any other Mortgage Notes Indenture Security Document or applicable law to the contrary.

          4.2 PROTECTIVE ADVANCES. If Trustor fails to make any payment or perform any other obligation under the Notes or any other Financing Agreement, then without thereby limiting Beneficiary's other rights or remedies, waiving or releasing any of Trustor's obligations, or imposing any obligation on Beneficiary, Beneficiary may either advance any amount owing or perform any or all actions that Beneficiary considers necessary or appropriate to cure such default. All such advances shall constitute "PROTECTIVE ADVANCES." No sums advanced or performance rendered by Beneficiary shall cure, or be deemed a waiver of any Event of Default.

          4.3 INSTITUTION OF EQUITY PROCEEDINGS. If an Event of Default occurs, Beneficiary may institute an action, suit or proceeding in equity for specific performance of the Notes, this Deed of Trust or any other Mortgage Notes Indenture Security Document, all of which shall be specifically enforceable by injunction or other equitable remedy. Trustor waives any defense based on laches or any applicable statute of limitations.

          4.4    BENEFICIARY'S POWER OF ENFORCEMENT.

                 (a) If an Event of Default occurs, Beneficiary shall be entitled, at its option and in its sole and absolute discretion, to prepare and record on its own behalf, or to deliver to Trustee for recording, if appropriate, written declaration of default and demand for sale and written Notice of Default and Election to Sell (NRS 107.080(3)) (or other statutory notice) to cause the Trust Estate to be sold to satisfy the obligations hereof, and in the case of delivery to Trustee, Trustee shall cause said notice to be filed for record.

                                                                     Exhibit 4.4

                 (b) After the lapse of such time as may then be required by law following the recordation of said Notice of Default and Election to Sell, and notice of sale having been given as then required by law, including compliance with all applicable Nevada Gaming Laws, Trustee without demand on Trustor, shall sell the Trust Estate or any portion thereof at the time and place fixed by it in said notice, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder, for cash in lawful money of the United States payable at the time of sale. Trustee may, for any cause it deems expedient, postpone the sale of all or any portion of said property until it shall be completed and, in every case, notice of postponement shall be given by public announcement thereof at the time and place last appointed for the sale and from time to time thereafter Trustee may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall execute and deliver to the purchaser its deed, bill of sale or other instrument conveying said property so sold, but without any covenant or warranty, express or implied. The recitals in such instrument of conveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including Beneficiary, may bid at the sale.

                 (c) After deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including, without limitation, costs of evidence of title and reasonable attorneys' fees and other legal expenses of Trustee or Beneficiary in connection with a sale, Trustee shall apply the proceeds of such sale to payment of all sums expended under the terms hereof not then repaid, with accrued interest at the rate applicable to overdue principal set forth in
Section 4.01 of the Mortgage Notes Indenture to the payment of all other sums then secured hereby and the remainder, if any, to the Person or Persons legally entitled thereto as provided in NRS 40.462.

                 (d) Subject to compliance with applicable Nevada Gaming Laws, if any Event of Default occurs, Beneficiary may, either with or without entry or taking possession of the Trust Estate, and without regard to whether or not the Obligaitons and other sums secured hereby shall be due and without prejudice to the right of Beneficiary thereafter to bring an action or proceeding to foreclose or any other action for any default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (1) to enforce payment of the Notes, to the extent permitted by law, or the performance of any term hereof or any other right; (2) to foreclose this Deed of Trust in any manner provided by law for the foreclosure of mortgages or deeds of trust on real property and to sell, as an entirety or in separate lots or parcels, the Trust Estate or any portion thereof pursuant to applicable Legal Requirements or under the judgment or decree of a court or courts of competent jurisdiction, and Beneficiary shall be entitled to recover in any such proceeding all costs and expenses incident thereto, including, without limitation, reasonable attorneys' fees in such amount as shall be awarded by the court; (3) to exercise any or all of the rights and remedies available to it under the Mortgage Notes Indenture and the other Mortgage Notes Indenture Security Documents; and (4) to pursue any other remedy available to it. Beneficiary shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Beneficiary may determine.

                 (e) The remedies described in this SECTION 4.4 may be exercised with respect to all or any portion of the Personal Property, either simultaneously with the sale of any real property encumbered hereby or independent thereof. Beneficiary shall at any time be

                                                                     Exhibit 4.4

permitted to proceed with respect to all or any portion of the Personal Property in any manner permitted by the UCC. Trustor agrees that Beneficiary's inclusion of all or any portion of the Personal Property (and all personal property that is subject to a security interest in favor, or for the benefit, of Beneficiary) in a sale or other remedy exercised with respect to the real property encumbered hereby, as permitted by the UCC, is a commercially reasonable disposition of such property.

          4.5 BENEFICIARY'S RIGHT TO ENTER AND TAKE POSSESSION, OPERATE AND APPLY INCOME.

                 (a) Subject to compliance with applicable Nevada Gaming Laws, if an Event of Default occurs (i) Trustor, upon demand of Beneficiary, shall forthwith surrender to Beneficiary the actual possession and, if and to the extent permitted by law, Beneficiary itself, or by such officers or agents as it may appoint, may enter and take possession of all of the Trust Estate (including the Personal Property), without liability for trespass, damages or otherwise, and may exclude Trustor and its agents and employees wholly therefrom and may have joint access with Trustor to the books, papers and accounts of Trustor and (ii) Trustor shall pay monthly in advance to Beneficiary on Beneficiary's entry into possession, or to any receiver appointed to collect the Rents, all Rents then due and payable.

                 (b) If Trustor shall for any reason fail to surrender or deliver the Trust Estate, the Personal Property or any part thereof after Beneficiary's demand, Beneficiary may obtain a judgment or decree conferring on Beneficiary or Trustee the right to immediate possession or requiring Trustor to deliver immediate possession of all or part of such property to Beneficiary or Trustee and Trustor hereby specifically consents to the entry of such judgment or decree. Trustor shall pay to Beneficiary or Trustee, upon demand, all reasonable costs and expenses of obtaining such judgment or decree and reasonable compensation to Beneficiary or Trustee, their attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the Lien of this Deed of Trust.

                 (c) Subject to compliance with applicable Nevada Gaming Laws, upon every such entering upon or taking of possession, Beneficiary or Trustee may hold, store, use, operate, manage and control the Trust Estate and conduct the business thereof, and, from time to time in its sole and absolute discretion and without being under any duty to so act:

                        (1) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;

                        (2)    insure or keep the Trust Estate insured;

                        (3) manage and operate the Trust Estate and exercise all the rights and powers of Trustor in their name or otherwise with respect to the same;

                                                                     Exhibit 4.4

                        (4) enter into agreements with others to exercise the powers herein granted Beneficiary or Trustee, all as Beneficiary or Trustee from time to time may determine; and, subject to the absolute assignment of the Rents to Beneficiary, Beneficiary or Trustee may collect and receive all the Rents, including, without limitation, those past due as well as those accruing thereafter; and shall apply the monies so received by Beneficiary or Trustee in such priority as Beneficiary may determine to (1) the payment of interest and principal due and payable on the Notes, (2) the deposits for taxes and assessments and insurance premiums due, (3) the cost of insurance, taxes, assessments and other proper charges upon the Trust Estate or any part thereof,
(4) the compensation, expenses and disbursements of the agents, attorneys and other representatives of Beneficiary or Trustee and (5) any other charges or costs required to be paid by Trustor under the terms hereof; and

                        (5) rent or sublet the Trust Estate or any portion thereof for any purpose permitted by this Deed of Trust.

                 Beneficiary or Trustee shall surrender possession of the Trust Estate and the Personal Property to Trustor only when all that is due upon such interest and principal, tax and insurance deposits, and all amounts under any of the terms of the Mortgage Notes Indenture or this Deed of Trust, shall have been paid and all other Obligations performed. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

          4.6 LEASES. Beneficiary is authorized to foreclose this Deed of Trust subject to the rights of any tenants of the Trust Estate, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights shall not be, nor be asserted by Trustor to be, a defense to any proceedings instituted by Beneficiary to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Trust Estate, or any portion thereof. Unless otherwise agreed to by Beneficiary in writing, all Space Leases executed subsequent to the date hereof, or any part thereof, shall be subordinate and inferior to the Lien of this Deed of Trust; PROVIDED, HOWEVER that (i) in accordance with the terms of Section
4.21 of the Mortgage Notes Indenture, Beneficiary may be required to execute a non-disturbance and attornment agreement in connection with certain Lease Transactions; and (ii) from time to time Beneficiary may execute and record among the land records of the jurisdiction where this Deed of Trust is recorded, subordination statements with respect to such of said Space Leases as Beneficiary may designate in its sole discretion, whereby the Space Leases so designated by Beneficiary shall be made superior to the Lien of this Deed of Trust for the term set forth in such subordination statement. From and after the recordation of such subordination statements, and for the respective periods as may be set forth therein, the Space Leases therein referred to shall be superior to the Lien of this Deed of Trust and shall not be affected by any foreclosure hereof. All such Space Leases shall contain a provision to the effect that the Trustor and Space Lessee recognize the right of Beneficiary to elect and to effect such subordination of this Deed of Trust and consents thereto.

          4.7 PURCHASE BY BENEFICIARY. Upon any foreclosure sale (whether judicial or non-judicial), Beneficiary may bid for and purchase the property subject to such sale and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.

                                                                     Exhibit 4.4

          4.8 WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS. Trustor agrees to the full extent permitted by Legal Requirements that if an Event of Default occurs, neither Trustor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Trust Estate or any portion thereof or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Trustor for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such Legal Requirements, and any and all right to have the assets comprising the Trust Estate marshaled upon any foreclosure of the Lien hereof and agrees that Trustee or any court having jurisdiction to foreclose such Lien may sell the Trust Estate in part or as an entirety.

          4.9 RECEIVER. If an Event of Default occurs, Beneficiary, to the extent permitted by law and subject to compliance with all applicable Nevada Gaming Laws, and without regard to the value, adequacy or occupancy of the security for the Obligations and other sums secured hereby, shall be entitled as a matter of right if it so elects to the appointment of a receiver to enter upon and take possession of the Trust Estate and to collect all Rents and apply the same as the court may direct, and such receiver may be appointed by any court of competent jurisdiction upon application by Beneficiary. Beneficiary may have a receiver appointed without notice to Trustor or any third party, and Beneficiary may waive any requirement that the receiver post a bond. Beneficiary shall have the power to designate and select the Person who shall serve as the receiver and to negotiate all terms and conditions under which such receiver shall serve. Any receiver appointed on Beneficiary's behalf may be an Affiliate of Beneficiary. The expenses, including receiver's fees, attorneys' fees, costs and agent's compensation, incurred pursuant to the powers herein contained shall be secured by this Deed of Trust. The right to enter and take possession of and to manage and operate the Trust Estate and to collect all Rents, whether by a receiver or otherwise, shall be cumulative to any other right or remedy available to Beneficiary under this Deed of Trust, the Mortgage Notes Indenture or otherwise available to Beneficiary and may be exercised concurrently therewith or independently thereof. Beneficiary shall be liable to account only for such Rents (including, without limitation, security deposits) actually received by Beneficiary, whether received pursuant to this section or any other provision hereof. Notwithstanding the appointment of any receiver or other custodian, Beneficiary shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by, or payable or deliverable under the terms of this Deed of Trust to, Beneficiary.

          4.10 SUITS TO PROTECT THE TRUST ESTATE. Beneficiary shall have the power and authority to institute and maintain any suits and proceedings as Beneficiary, in its sole and absolute discretion, may deem advisable (a) to prevent any impairment of the Trust Estate by any acts which may be unlawful or in violation of this Deed of Trust, (b) to preserve or protect its interest in the Trust Estate or (c) to restrain the enforcement of or compliance with any Legal Requirement that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Beneficiary's interest.

                                                                     Exhibit 4.4

          4.11 PROOFS OF CLAIM. In the case of any receivership, Insolvency, Bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Trustor, or, to the extent the same would result in an Event of Default hereunder, any Subsidiary, or any guarantor, co-maker or endorser of any of Trustor's obligations, its creditors or its property, Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim or other documents as it may deem to be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Trustor under the Notes, any other Mortgage Notes Indenture Security Document, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Trustor after such date.

          4.12 TRUSTOR TO PAY THE NOTES ON ANY DEFAULT IN PAYMENT; APPLICATION OF MONIES BY BENEFICIARY.

                 (a) In case of a foreclosure sale of all or any part of the Trust Estate and of the application of the proceeds of sale to the payment of the sums secured hereby, Beneficiary shall be entitled to enforce payment from Trustor of any additional amounts then remaining due and unpaid and to recover judgment against Trustor for any portion thereof remaining unpaid, with interest at the rate applicable to overdue principal as set forth in Section 4.01 of the Mortgage Notes Indenture.

                 (b) Trustor hereby agrees to the extent permitted by law, that no recovery of any such judgment by Beneficiary or other action by Beneficiary and no attachment or levy of any execution upon any of the Trust Estate or any other property shall in any way affect the Lien and security interest of this Deed of Trust upon the Trust Estate or any part thereof or any Lien, rights, powers or remedies of Beneficiary hereunder, but such Lien, rights, powers and remedies shall continue unimpaired as before.

                 (c) Any monies collected or received by Beneficiary under this SECTION 4.12 shall be applied as contemplated by the Mortgage Notes Indenture.

                 (d) The provisions of this section shall not be deemed to limit or otherwise modify the provisions of any guaranty of the indebtedness evidenced by the Notes.

          4.13 DELAY OR OMISSION; NO WAIVER. No delay or omission of Beneficiary or any Mortgage Note Holder to exercise any right, power or remedy upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Beneficiary whether contained herein or in the Mortgage Notes Indenture or otherwise available to Beneficiary may be exercised from time to time and as often as may be deemed expedient by Beneficiary.

          4.14 NO WAIVER OF ONE DEFAULT TO AFFECT ANOTHER. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If Beneficiary or, to the extent applicable under the Mortgage Notes Indenture, the holders of the portion of the principal amount of the then outstanding Notes required to approve such action thereunder: (a) grants

                                                                     Exhibit 4.4

forbearance or an extension of time for the payment of any sums secured hereby;
(b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in the Notes, the Mortgage Notes Indenture, this Deed of Trust or any other Mortgage Notes Indenture Security Document; (d) releases any part of the Trust Estate from the Lien or security interest of this Deed of Trust or any other instrument securing the Notes; (e) consents to the filing of any map, plat or replat of the Site (to the extent such consent is required); (f) consents to the granting of any easement on the Land or the Leased Premises (to the extent such consent is required); or (g) makes or consents to any agreement changing the terms of this Deed of Trust or any other Mortgage Notes Indenture Security Document subordinating the Lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the original liability of Trustor under the Notes, this Deed of Trust or any other Mortgage Notes Indenture Security Document or otherwise, or any subsequent purchaser of the Trust Estate or any part thereof or any maker, co-signer, surety or guarantor. No such act or omission shall preclude Beneficiary from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default, nor, except as otherwise expressly provided in an instrument or instruments executed by Beneficiary, shall the Lien or security interest of this Deed of Trust be altered thereby, except to the extent expressly provided in any releases, maps, easements or subordinations described in clause (d), (e), (f) or (g) above of this SECTION 4.14. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Trust Estate, Beneficiary, without notice to any Person is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Trust Estate or the Obligations secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder, or waiving its right to declare such sale or transfer an Event of Default as provided herein. Notwithstanding anything to the contrary contained in this Deed of Trust or any other Mortgage Notes Indenture Security Document, (i) in the case of any non-monetary Event of Default, Beneficiary may continue to accept payments due hereunder without thereby waiving the existence of such or any other Event of Default and (ii) in the case of any monetary Event of Default, Beneficiary may accept partial payments of any sums due hereunder without thereby waiving the existence of such Event of Default if the partial payment is not sufficient to completely cure such Event of Default.

          4.15 DISCONTINUANCE OF PROCEEDINGS; POSITION OF PARTIES RESTORED. If Beneficiary shall have proceeded to enforce any right or remedy under this Deed of Trust by foreclosure, entry of judgment or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Beneficiary, then and in every such case Trustor and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Beneficiary shall continue as if no such proceedings had occurred or had been taken.

          4.16 REMEDIES CUMULATIVE. No right, power or remedy, including, without limitation, remedies with respect to any security for the Notes, conferred upon or reserved to Beneficiary by this Deed of Trust or any other Mortgage Notes Indenture Security Document is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy

                                                                     Exhibit 4.4

given hereunder or under any other Mortgage Notes Indenture Security Document, now or hereafter existing at law, in equity or by statute, and Beneficiary shall be entitled to resort to such rights, powers, remedies or security as Beneficiary shall in its sole and absolute discretion deem advisable.

          4.17 INTEREST AFTER EVENT OF DEFAULT. If an Event of Default shall have occurred and is continuing, all outstanding and unpaid Obligations under the Notes and this Deed of Trust shall, at Beneficiary's option, bear interest at the rate applicable to overdue principal set forth in Section 4.01 of the Mortgage Notes Indenture until such Event of Default has been cured. Trustor's obligation to pay such interest shall be secured by this Deed of Trust and the other Mortgage Notes Indenture Security Documents.

          4.18 FORECLOSURE; EXPENSES OF LITIGATION. If Trustee forecloses, reasonable attorneys' fees for services in the supervision of said foreclosure proceeding shall be allowed to the Trustee and Beneficiary as part of the foreclosure costs. In the event of foreclosure of the Lien hereof, there shall be allowed and included as additional Obligations all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Beneficiary for attorneys' fees, appraiser's fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after foreclosure sale or entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and guarantees, and similar data and assurances with respect to title as Beneficiary may deem reasonably advisable either to prosecute such suit or to evidence to a bidder at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Trust Estate or any portion thereof. All expenditures and expenses of the nature in this section mentioned, and such expenses and fees as may be incurred in the protection of the Trust Estate and the maintenance of the Lien and security interest of this Deed of Trust, including the fees of any attorney employed by Beneficiary in any litigation or proceeding affecting this Deed of Trust or any Mortgage Notes Indenture Security Document, the Trust Estate or any portion thereof, including, without limitation, civil, probate, appellate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Trustor, with interest thereon at the rate applicable to overdue principal set forth in Section 4.01 of the Mortgage Notes Indenture, and shall be secured by this Deed of Trust and the other Mortgage Notes Indenture Security Documents. Trustee waives its right to any statutory fee in connection with any judicial or non-judicial foreclosure of the Lien hereof and agrees to accept a reasonable fee for such services.

          4.19 DEFICIENCY JUDGMENTS. If after foreclosure of this Deed of Trust or Trustee's sale hereunder, there shall remain any deficiency with respect to any amounts payable under the Notes or hereunder or any amounts secured hereby, and Beneficiary shall institute any proceedings to recover such deficiency or deficiencies, all such amounts shall continue to bear interest at the rate applicable to overdue principal set forth in Section 4.01 of the Mortgage Notes Indenture. Trustor waives any defense to Beneficiary's recovery against Trustor of any deficiency after any foreclosure sale of the Trust Estate. Trustor expressly waives any defense or benefits that may be derived from any statute granting Trustor any defense to any such recovery by Beneficiary. In addition, Beneficiary and Trustee shall be entitled to recovery of all of their

                                                                     Exhibit 4.4

reasonable costs and expenditures (including, without limitation, any court imposed costs) in connection with such proceedings, including their reasonable attorneys' fees, appraisal fees and the other costs, fees and expenditures referred to in SECTION 4.18 above. This provision shall survive any foreclosure or sale of the Trust Estate, any portion thereof and/or the extinguishment of the Lien hereof.

          4.20 WAIVER OF JURY TRIAL. Beneficiary and Trustor each waive any right to have a jury participate in resolving any dispute whether sounding in contract, tort or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with the Notes, this Deed of Trust or any other Mortgage Notes Indenture Security Document. Any such disputes shall be resolved in a bench trial without a jury.

          4.21 EXCULPATION OF BENEFICIARY. The acceptance by Beneficiary of the assignment contained herein with all of the rights, powers, privileges and authority created hereby shall not, prior to entry upon and taking possession of the Trust Estate by Beneficiary, be deemed or construed to make Beneficiary a "mortgagee in possession"; nor thereafter or at any time or in any event obligate Beneficiary to appear in or defend any action or proceeding relating to the Space Leases, the Rents or the Trust Estate, or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under any Space Lease or to assume any obligation or responsibility for any security deposits or other deposits except to the extent such deposits are actually received by Beneficiary, nor shall Beneficiary, prior to such entry and taking, be liable in any way for any injury or damage to person or property sustained by any Person in or about the Trust Estate.

                                    ARTICLE 5
                     RIGHTS AND RESPONSIBILITIES OF TRUSTEE;
                      OTHER PROVISIONS RELATING TO TRUSTEE

          Notwithstanding anything to the contrary in this Deed of Trust, Trustor and Beneficiary agree as follows.

          5.1 EXERCISE OF REMEDIES BY TRUSTEE. To the extent that this Deed of Trust or applicable law, including all applicable Nevada Gaming Laws, authorizes or empowers, or does not require approval for, Beneficiary to exercise any remedies set forth in Article Four hereof or otherwise, or to perform any acts in connection therewith, Trustee (but not to the exclusion of Beneficiary unless so required under the law of the State of Nevada) shall have the power to exercise any or all such remedies, and to perform any acts provided for in this Deed of Trust in connection therewith, all for the benefit of Beneficiary and on Beneficiary's behalf in accordance with applicable law of the State of Nevada. In connection therewith, Trustee: (a) shall not exercise, or waive the exercise of, any of Beneficiary's remedies (other than any rights of Trustee to any indemnity or reimbursement), except at Beneficiary's request; and
(b) shall exercise, or waive the exercise of, any or all of Beneficiary's remedies at Beneficiary's request, and in accordance with Beneficiary's directions as to the manner of such exercise or waiver. Trustee may, however, decline to follow Beneficiary's request or direction if Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.

                                                                     Exhibit 4.4

          5.2 RIGHTS AND PRIVILEGES OF TRUSTEE. To the extent that this Deed of Trust requires Trustor to indemnify Beneficiary or reimburse Beneficiary for any expenditures Beneficiary may incur, Trustee shall be entitled to the same indemnity and the same rights to reimbursement of expenses as Beneficiary, subject to such limitations and conditions as would apply in the case of Beneficiary. To the extent that this Deed of Trust negates or limits Beneficiary's liability as to any matter, Trustee shall be entitled to the same negation or limitation of liability. To the extent that Trustor, pursuant to this Deed of Trust, appoints Beneficiary as Trustor's attorney-in-fact for any purpose, Beneficiary or (when so instructed by Beneficiary) Trustee shall be entitled to act on Trustor's behalf without joinder or confirmation by the other.

          5.3 RESIGNATION OR REPLACEMENT OF TRUSTEE. Trustee may resign by an instrument in writing addressed to Beneficiary, and Trustee may be removed at any time with or without cause (I.E., in Beneficiary's sole and absolute discretion) by an instrument in writing executed by Beneficiary. In case of the death, resignation, removal or disqualification of Trustee or if for any reason Beneficiary shall deem it desirable to appoint a substitute, successor or replacement Trustee to act instead of Trustee originally named (or in place of any substitute, successor or replacement Trustee), then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor, substitute or replacement Trustee, without any formality other than appointment and designation in writing executed by Beneficiary, which instrument shall be recorded if required by the law of the State of Nevada. The law of the State of Nevada (including, without limitation, the Nevada Gaming Laws) shall govern the qualifications of any Trustee. The authority conferred upon Trustee by this Deed of Trust shall automatically extend to any and all other successor, substitute and replacement Trustee(s) successively until the obligations secured hereunder have been paid in full or the Trust Estate has been sold hereunder or released in accordance with the provisions of the Mortgage Notes Indenture Security Documents. Beneficiary's written appointment and designation of any Trustee shall be full evidence of Beneficiary's right and authority to make the same and of all facts therein recited. No confirmation, authorization, approval or other action by Trustor shall be required in connection with any resignation or other replacement of Trustee.

          5.4 AUTHORITY OF BENEFICIARY. If Beneficiary is a banking corporation, state banking corporation or a national banking association and the instrument of appointment of any successor or replacement Trustee is executed on Beneficiary's behalf by an officer of such corporation, state banking corporation or national banking association, then such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of Beneficiary.

          5.5 EFFECT OF APPOINTMENT OF SUCCESSOR TRUSTEE. Upon the appointment and designation of any successor, substitute or replacement Trustee, and subject to compliance with applicable Nevada Gaming Laws and other applicable Legal Requirements, Trustee's entire estate and title in the Trust Estate shall vest in the designated successor, substitute or replacement Trustee. Such successor, substitute or replacement Trustee shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee. All references herein to Trustee shall be deemed to refer to Trustee

                                                                     Exhibit 4.4

(including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

          5.6 CONFIRMATION OF TRANSFER AND SUCCESSION. Upon the written request of Beneficiary or of any successor, substitute or replacement Trustee, any former Trustee ceasing to act shall execute and deliver an instrument transferring to such successor, substitute or replacement Trustee all of the right, title, estate and interest in the Trust Estate of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver all properties and moneys held by said Trustee hereunder to said successor, substitute or replacement Trustee.

          5.7 EXCULPATION. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or otherwise be responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence, willful misconduct or knowing violation of any Legal Requirements. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law). Trustee shall be under no liability for interest on any moneys received by it hereunder.

          5.8 ENDORSEMENT AND EXECUTION OF DOCUMENTS. Upon Beneficiary's written request, Trustee shall, without liability or notice to Trustor, execute, consent to, or join in any instrument or agreement in connection with or necessary to effectuate the purposes of the Mortgage Notes Indenture Security Documents. Trustor hereby irrevocably designates Trustee as its attorney-in-fact to execute, acknowledge and deliver, on Trustor's behalf and in Trustor's name, all instruments or agreements necessary to implement any provision(s) of this Deed of Trust or to further perfect the Lien created by this Deed of Trust on the Trust Estate. This power of attorney shall be deemed to be coupled with an interest and shall survive any disability of Trustor.

          5.9 MULTIPLE TRUSTEES. If Beneficiary appoints multiple trustees, then any Trustee, individually, may exercise all powers granted to Trustee under this instrument, without the need for action by any other Trustee(s).

          5.10 TERMS OF TRUSTEE'S ACCEPTANCE. Trustee accepts the trust created by this Deed of Trust upon the following terms and conditions:

                 (a) DELEGATION. Trustee may exercise any of its powers through appointment of attorney(s) in fact or agents.

                 (b) COUNSEL. Trustee may select and employ legal counsel (including any law firm representing Beneficiary). Trustor shall reimburse all reasonable legal fees and expenses that Trustee may thereby incur.

                                                                     Exhibit 4.4

                 (c) SECURITY. Trustee shall be under no obligation to take any action upon any Event of Default unless furnished security or indemnity, in form satisfactory to Trustee, against costs, expenses and liabilities that Trustee may incur.

                 (d) COSTS AND EXPENSES. Trustor shall reimburse Trustee, as part of the Obligations secured hereunder, for all reasonable disbursements and expenses (including reasonable legal fees and expenses) incurred by reason of and as provided for in this Deed of Trust, including any of the foregoing incurred in Trustee's administering and executing the trust created by this Deed of Trust, in complying with all applicable Nevada Gaming Laws and performing Trustee's duties and exercising Trustee's powers under this Deed of Trust.

                 (e) RELEASE. Upon payment and performance of the Obligations secured hereunder, Beneficiary shall request that Trustee release this Deed of Trust. Upon receipt of such request Trustee shall release this Deed of Trust to Trustor. Trustor shall pay all costs of recordation, if any, and all of Trustee's and Beneficiary's costs and expenses in connection with such reconveyance, including, without limitation, reasonable attorneys' fees.

                                    ARTICLE 6

                            MISCELLANEOUS PROVISIONS

          6.1 HEIRS, SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. Whenever one of the parties hereto is named or referred to herein, the successors and assigns of such party shall be included, and, subject to the limitations set forth herein and in the Mortgage Notes Indenture, all covenants and agreements contained in this Deed of Trust, by or on behalf of Trustor or Beneficiary shall bind and inure to the benefit of its heirs, successors and assigns, whether so expressed or not.

          6.2 ADDRESSES FOR NOTICES, ETC. Any notice, report, demand or other instrument authorized or required to be given or furnished under this Deed of Trust to Trustor or Beneficiary shall be deemed given or furnished (i) when addressed to the party intended to receive the same, at the address of such party set forth below, and delivered by hand at such address or (ii) three (3) days after the same is deposited in the United States mail as first class certified mail, return receipt requested, postage paid, whether or not the same is actually received by such party:

                 Beneficiary:         U.S. Bank National Association
                                      180 East 5th Street
                                      St. Paul, Minnesota 55101
                                      Attn.: Corporate Trust Department

                 Trustor:             Venetian Casino Resort, LLC
                                      3355 Las Vegas Blvd. South, Room 1C
                                      Las Vegas, Nevada 89109
                                      Attn.: General Counsel

                                                                     Exhibit 4.4

                 With a copy to:      Las Vegas Sands, Inc.
                                      3355 Las Vegas Boulevard, South
                                      Las Vegas, Nevada 89109
                                      Attn.: General Counsel

                 Trustee: First American Title Insurance Company 180 Cassia Way, Suite 502
                                      Henderson, Nevada 89014

          6.3 CHANGE OF NOTICE ADDRESS. Any Person may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed to that person, by furnishing written notice of such change to the other parties, but no such notice of change shall be effective unless and until received by such other parties.

          6.4 HEADINGS. The headings of the articles, sections, paragraphs and subdivisions of this Deed of Trust are for convenience of reference only, are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.

          6.5 INVALID PROVISIONS TO AFFECT NO OTHERS. In the event that any of the covenants, agreements, terms or provisions contained herein or in the Notes, the Mortgage Notes Indenture or any other Mortgage Notes Indenture Security Document shall be invalid, illegal or unenforceable in any respect, the validity of the lien hereof and the remaining covenants, agreements, terms or provisions contained herein or in the Notes, the Mortgage Notes Indenture or any other Mortgage Notes Indenture Security Document shall be in no way affected, prejudiced or disturbed thereby. To the extent permitted by law, Trustor waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

          6.6 CHANGES AND PRIORITY OVER INTERVENING LIENS. Neither this Deed of Trust nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement hereafter made by Trustor and Beneficiary relating to this Deed of Trust shall be superior to the rights of the holder of any intervening Lien or encumbrance.

          6.7 ESTOPPEL CERTIFICATES. Within ten (10) Business Days after Beneficiary's written request, Trustor shall from time to time execute a certificate, in recordable form (an "ESTOPPEL CERTIFICATE"), stating, except to the extent it would be inaccurate to so state: (a) the current amount of the Obligations secured hereunder and all elements thereof, including principal and interest and all other elements; (b) that Trustor has no defense, offset, claim, counterclaim, right of recoupment, deduction or reduction against any of the Obligations secured hereunder; (c) that none of the Mortgage Notes Indenture Security Documents have been amended, whether orally or in writing; (d) that Trustor has no claims against Beneficiary of any kind; (e) that any power of attorney granted to Beneficiary is in full force and effect; and (f) such other matters relating to this Deed of Trust or any other Mortgage Notes Indenture Security Document and the relationship of Trustor and Beneficiary as Beneficiary shall request. In

                                                                     Exhibit 4.4

addition, the Estoppel Certificate shall set forth the reasons why it would be inaccurate to make any of the foregoing assurances ("a" through "f").

          6.8 WAIVER OF SETOFF AND COUNTERCLAIM. All amounts due under the Notes, this Deed of Trust or any other Mortgage Notes Indenture Security Document shall be payable without setoff, counterclaim or any deduction whatsoever. Trustor hereby waives the right to assert a counterclaim (other than a compulsory counterclaim) in any action or proceeding brought against it by Beneficiary and/or any Mortgage Note Holder(s) under the Mortgage Notes Indenture, or arising out of or in any way connected with this Deed of Trust, the other Mortgage Notes Indenture Security Documents or the Obligations.

          6.9 GOVERNING LAW. The Mortgage Notes Indenture and the Notes provide that they are governed by, and construed and enforced in accordance with, the laws of the State of New York. This Deed of Trust shall also be construed under and governed by the laws of the State of New York without giving effect to the conflicts of law rules and principles of the State of New York; PROVIDED, HOWEVER, that (i) the terms and provisions of this Deed of Trust pertaining to the priority, perfection, enforcement or realization by Beneficiary of its respective rights and remedies under this Deed of Trust with respect to the Trust Estate shall be governed and construed and enforced in accordance with the internal laws of the State of Nevada (the "STATE") without giving effect to the conflicts-of-law rules and principles of the State, (ii) Trustor agrees that to the extent deficiency judgments are available under the laws of the State after a foreclosure (judicial or non-judicial) of the Trust Estate, or any portion thereof, or any other realization thereon by Beneficiary or any Mortgage Note Holder(s) under the Mortgage Notes Indenture, Beneficiary or such Mortgage Note Holder(s), as the case may be, shall have the right to seek such a deficiency judgment against Trustor in the State and (iii) Trustor agrees that if Beneficiary or any Mortgage Note Holder(s) under the Mortgage Notes Indenture obtains a deficiency judgment in another state against Trustor, then Beneficiary or such Mortgage Note Holder(s), as the case may be, shall have the right to enforce such judgment in the State to the extent permitted under the laws of the State, as well as in other states. Nothing contained in this
SECTION 6.9 shall be deemed to expand the limitations set forth in Section 13.08 of the Mortgage Notes Indenture.

          6.10 REQUIRED NOTICES. Trustor shall notify Beneficiary promptly of the occurrence of any of the following and shall immediately provide Beneficiary a copy of the notice or documents referred to: (i) receipt of notice from any Governmental Authority relating to all or any material part of the Trust Estate if such notice relates to a default or act, omission or circumstance which would result in a default after notice or passage of time or both; (ii) receipt of any notice from any tenant leasing all or any material portion of the Trust Estate if such notice relates to a default or act, omission or circumstance which would result in a default after notice or passage of time or both; (iii) receipt of notice from the holder of any Permitted Lien relating to a default or act, omission or circumstance which would result in a default after notice or passage of time or both; (iv) the commencement of any proceedings or the entry of any judgment, decree or order materially affecting all or any portion of the Trust Estate or which involve the potential liability of Trustor or its Affiliates in an amount in excess of $25,000,000 (other than for personal injury actions and related property damage suits which are covered by such insurance); or (v) commencement of any judicial or administrative proceedings or the entry of any judgment,

                                                                     Exhibit 4.4

decree or order by or against or otherwise affecting Trustor or any Affiliate of Trustor, a material portion of the Trust Estate, or a material portion of the Personal Property, or any other action by any creditor or lessor thereof as a result of any default under the terms of any lease.

          6.11 RECONVEYANCE. In the event that (i) the Obligations are indefeasibly repaid in full, (ii) any part of the Trust Estate is sold, transferred or otherwise disposed of by Trustor in accordance with the Mortgage Notes Indenture or (iii) any part of the Trust Estate is otherwise released in accordance with the Mortgage Notes Indenture or with the consent of the Mortgage Notes Indenture Trustee, the Trust Estate (in the case of clause (i) of this Section) or portion thereof (in the case of clauses (ii) or (iii) of this Section) will be sold, transferred or otherwise disposed of, and released free and clear of the Liens created by this Deed of Trust and the Beneficiary, at the request and expense of the Trustor, will duly and promptly assign, transfer, deliver and release to the Trustor or its designee (without recourse and without any representation or warranty) such of the Trust Estate as is then being (or has been) so sold, transferred or otherwise disposed of or released. In connection with any disposition or release pursuant to this SECTION 6.11, Beneficiary shall, at Trustor's expense, cause Trustee to reconvey, without warranty the Trust Estate or portion thereof being disposed or released, as the case may be, and to execute and deliver to Trustor such documents (including UCC-3 termination statements) as Trustor may reasonably request. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

          6.12 ATTORNEYS' FEES. Without limiting any other provision contained herein, Trustor agrees to pay all costs of Beneficiary or Trustee incurred in connection with the enforcement of this Deed of Trust or of the Notes, including, without limitation, all reasonable attorneys' fees whether or not suit is commenced, and including, without limitation, fees incurred in connection with any probate, appellate, bankruptcy, deficiency or any other litigation proceedings, all of which sums shall be secured hereby.

          6.13 LATE CHARGES. By accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right to collect any late charge thereon or interest thereon at the interest rate on the Notes, if so provided, on any amounts not then paid or its right either to require prompt payment when due of all other sums so secured or to declare default for failure to pay any amounts not so paid.

          6.14 COST OF ACCOUNTING. Trustor shall pay to Beneficiary, for and on account of the preparation and rendition of any accounting, which Trustor may be entitled to require under any law or statute now or hereafter providing therefor, the reasonable costs thereof.

          6.15 RIGHT OF ENTRY. Subject to compliance with applicable Nevada Gaming Laws and the terms of the Space Leases, Beneficiary may at any reasonable time or times and on reasonable prior written notice to Trustor make or cause to be made entry upon and inspections of the Trust Estate or any part thereof in person or by agent.

          6.16 CORRECTIONS. Trustor shall, upon request of Beneficiary or Trustee, promptly correct any defect, error or omission which may be discovered in the contents of this Deed of Trust (including, but not limited to, in the exhibits and schedules attached hereto) or in

                                                                     Exhibit 4.4

the execution or acknowledgement hereof, and shall execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or as may be reasonably requested by Trustee to carry out more effectively the purposes of this Deed of Trust, to subject to the Lien and security interest hereby created any of Trustor's properties, rights or interests covered or intended to be covered hereby, and to perfect and maintain such Lien and security interest.

          6.17 STATUTE OF LIMITATIONS. To the fullest extent allowed by the law, the right to plead, use or assert any statute of limitations as a plea or defense or bar of any kind, or for any purpose, to any debt, demand or obligation secured or to be secured hereby, or to any complaint or other pleading or proceeding filed, instituted or maintained for the purpose of enforcing this Deed of Trust or any rights hereunder, is hereby waived by Trustor.

          6.18 SUBROGATION. Should the proceeds of any loan or advance made by Beneficiary or any Mortgage Note Holder(s) under the Mortgage Notes Indenture to Trustor, repayment of which is hereby secured, or any part thereof, or any amount paid out or advanced by Beneficiary or any Mortgage Note Holder(s) under the Mortgage Notes Indenture, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior or superior Lien or encumbrance upon the Trust Estate, or any part thereof, then, as additional security hereunder, Trustee, on behalf of Beneficiary, shall be subrogated to any and all rights, superior titles, Liens and equities owned or claimed by any owner or holder of said outstanding Liens, charges and indebtedness, however remote, regardless of whether said Liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

          6.19 JOINT AND SEVERAL LIABILITY. All obligations of Trustor hereunder, if more than one, are joint and several. Recourse for deficiency after sale hereunder may be had against the property of Trustor, without, however, creating a present or other Lien or charge thereon.

          6.20 HOMESTEAD. Trustor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Trust Estate as against the collection of the Obligations, or any part hereof.

          6.21 CONTEXT. In this Deed of Trust, whenever the context so requires, the neuter includes the masculine and feminine, and the singular includes the plural, and vice versa.

          6.22 TIME. Time is of the essence of each and every term, covenant and condition hereof. Unless otherwise specified herein, any reference to "days" in this Deed of Trust shall be deemed to mean "calendar days."

          6.23 INTERPRETATION. As used in this Deed of Trust unless the context clearly requires otherwise: the terms "herein" or "hereunder" and similar terms without reference to a particular section shall refer to the entire Deed of Trust and not just to the section in which such terms appear; the term "lien" shall also mean a security interest; and the term "security interest" shall also mean a lien.

                                                                     Exhibit 4.4

          6.24 EFFECT OF NRS SECTION 107.030. To the extent not inconsistent herewith, the provisions of NRS Section 107.030 are included herein by reference.

          6.25 AMENDMENTS. This Deed of Trust cannot be waived, changed discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought and only as permitted by the provisions of the Mortgage Notes Indenture. Beneficiary agrees to enter into any amendment of this Deed of Trust to the extent required by the second paragraph of Section 9.01 of the Mortgage Notes Indenture.

          6.26 NO CONFLICTS. In the event that any of the provisions contained here conflict with the Security Agreement, the provisions contained in the Security Agreement shall prevail.

                                    ARTICLE 7
                                POWER OF ATTORNEY

          7.1 GRANT OF POWER. Subject to compliance with applicable Nevada Gaming Laws, Trustor irrevocably appoints Beneficiary and any successor thereto as its attorney-in-fact, with full power and authority, including the power of substitution, exercisable only during the continuance of an Event of Default to act for Trustor in its name, place and stead as hereinafter provided:

                 (a) POSSESSION AND COMPLETION. To take possession of the Site, the Project and/or the Improvements, remove all employees, contractors and agents of Trustor therefrom, complete or attempt to complete the work of construction, and market, sell or lease the Site, the Project and/or Improvements.

                 (b) PLANS. To make such additions, changes and corrections in the current Phase I-A Project Plans and Specifications as may be necessary or desirable, in Beneficiary's reasonable discretion, or as it deems proper to complete the Phase I-A Project.

                 (c) EMPLOYMENT OF OTHERS. To employ such contractors, subcontractors, suppliers, architects, inspectors, consultants, property managers and other agents as Beneficiary, in its discretion, deems proper for the completion of the Phase I-A Project, for the protection or clearance of title to the Site, the Project or the Improvements, or for the protection of Beneficiary's interests with respect thereto.

                 (d) SECURITY GUARDS. To employ watchmen to protect the Site, the Project and/or the Improvements from injury.

                 (e) COMPROMISE CLAIMS. To pay, settle or compromise all bills and claims then existing or thereafter arising against Trustor, which Beneficiary, in its discretion, deems proper for the protection or clearance of title to the Site, the Project, the Improvements or the Personal Property, or for the protection of Beneficiary's interests with respect thereto.

                                                                     Exhibit 4.4

                 (f) LEGAL PROCEEDINGS. To prosecute and defend all actions and proceedings in connection with the Site, the Project or the Improvements.

                 (g) OTHER ACTS. To execute, acknowledge and deliver all other instruments and documents in the name of Trustor that are necessary or desirable, to exercise Trustor's rights under all contracts concerning the Site, the Project, or the Improvements, including, without limitation, under any Space Leases, and to do all other acts with respect to the Site, the Project or the Improvements that Trustor might do on its own behalf, as Beneficiary, in its reasonable discretion, deems proper.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                                     Exhibit 4.4

          IN WITNESS WHEREOF, Trustor has executed this Deed of Trust, Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing as of the day and year first above written.


                                      TRUSTOR:


                                      VENETIAN CASINO RESORT, LLC,
                                      a Nevada limited liability company,


                                      By: LAS VEGAS SANDS, INC.,
                                          a Nevada corporation,
                                          its managing member


                                          By:    /s/ David Friedman
                                                 -------------------------------
                                          Name:  David Friedman
                                                 -------------------------------
                                          Title: Secretary
                                                 -------------------------------


                                      LAS VEGAS SANDS, INC.,
                                      a Nevada corporation


                                      By:    /s/ Harry Miltengerger
                                             -----------------------------------
                                      Name:  Harry Miltengerger
                                             -----------------------------------
                                      Title: Vice President Finance
                                             -----------------------------------

                                                                     Exhibit 4.4

STATE OF NEW YORK       )
                        )ss:
COUNTY OF NEW YORK      )

On the 4th day of June in the year 2002 before me, the undersigned, personally appeared Harry Miltengerger, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                      Carolyne Carlsen
                                      ------------------------------------------
                                      (Signature and office of individual taking acknowledgment)
                                      Notary Public, State of NY
                                      No. 01CA6019371
                                      Qualified in Suffolk County
                                      Commission expires Feb. 8, 2002

Notarial Seal

                                                                     Exhibit 4.4

STATE OF NEW YORK       )
                        )ss:
COUNTY OF NEW YORK      )

On the 4th day of June in the year 2002 before me, the undersigned, personally appeared Harry Miltengerger, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                      Carolyne Carlsen
                                      ------------------------------------------
                                      (Signature and office of individual taking acknowledgment)
                                      Notary Public, State of NY
                                      No. 01CA6019371
                                      Qualified in Suffolk County
                                      Commission expires Feb. 8, 2002

Notarial Seal

                                       N-2